UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2018

RSE COLLECTION, LLC
(Exact name of issuer as specified in its charter)

Delaware	37-1835270
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

250 LAFAYETTE STREET, 3rd FLOOR, NEW YORK, NY 10012

(Full mailing address of principal executive offices)

(347) 952-8058
(Issuer’s telephone number, including area code)

www.rallyrd.com
(Issuer’s website)

Series #69BM1 membership interests; Series #85FT1 membership interests; Series #88LJ1 membership interests; Series #55PS1 membership interests; Series #95BL1 membership interests; Series #89PS1 membership interests; Series #90FM1 membership interests; Series #83FB1 membership interests; Series #98DV1 membership interests; Series #93XJ1 membership interests; Series #06FS1 membership interests; Series #02AX1 membership interests; Series #99LE1 membership interests; Series #91MV1 membership interests; Series #92LD1 membership interests; Series #94DV1 membership interests

(Securities issued pursuant to Regulation A)

Table of Contents

MASTER SERIES TABLE 3

Item 1. Description of Business 11

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation 14

Item 3. Directors, Executive Officers, and Significant Employees 33

Item 4. Security Ownership of Management and Certain Securityholders 35

Item 5. Related Party Transactions 37

Item 6. Other Significant Information 38

Item 7.  Financial Statements for the Fiscal Years Ending December 31, 2018 and 2017 F-1

EXHIBIT INDEX III-1

In this Annual Report, references to “we,” “us,” “our,” or the “Company” mean RSE Collection, LLC.

THIS ANNUAL REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table.

The Series assets referenced in the Master Series Table below may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset”. Any individuals, dealers or auction company which owns an underlying asset prior to a purchase of such underlying asset by the Company in advance of a potential offering or the closing of an offering, from which proceeds are used to acquire the underlying asset, may be referred to herein as an “Automobile Seller”.

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#77LE1 / Series #77LE1	1977 Lotus Esprit S1	$38.85	$77,700	Purchase Option Agreement	November 17, 2016	April 13, 2017	Closed	2,000

• Acquired Underlying Asset for $69,400 on 10/03/2016
• Acquisition financed through a $69,400 loan from an Officer of the Manager
• $77,700 Offering closed on 04/13/2017 and the loan plus $241 of accrued interest and other obligations were repaid with the proceeds
• (3)(4)

#69BM1 / Series Boss Mustang	1969 Ford Mustang Boss 302	$57.50	$115,000	Upfront Purchase	November 20, 2017	February 7, 2018	Closed	2,000

• Acquired Underlying Asset for $102,395 on 10/31/2016 financed through a $5,000 down-payment by the Manager and a $97,395 loan from an Officer of the Manager

• $115,000 Offering closed on 02/07/2018 and the loan plus $821 of accrued interest and other obligations were repaid with the proceeds
• (3)

#85FT1 / Series Ferrari Testarossa	1985 Ferrari Testarossa	$82.50	$165,000	Upfront Purchase	November 23, 2017	February 15, 2018	Closed	2,000

• Acquired Underlying Asset for $172,500 on 06/01/2017 financed through a $47,500 loan from an Officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)
• $165,000 Offering closed on 02/15/2018 and all loans plus accrued interest of $401 and $5,515 and other obligations were repaid with the proceeds
• (3)

#88LJ1 / Series Lamborghini Jalpa	1988 Lamborghini Jalpa	$67.50	$135,000	Upfront Purchase	February 9, 2018	April 12, 2018	Closed	2,000

• Acquired Underlying Asset for $127,176 on 11/23/2016 financed through a $7,500 down-payment by the Manager and a $119,676 loan from an Officer of the Manager
• $135,000 Offering closed on 04/12/2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds
• (3)

#55PS1 / Series Porsche Speedster	1955 Porsche 356 Speedster	$212.50	$425,000	Purchase Option Agreement	April 2, 2018	June 6, 2018	Closed	2,000

• Purchase Option Agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017
• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an Officer of the Manager and a $10,000 down-payment by the Manager
• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an Officer of the Manager
• $425,000 Offering closed on 06/06/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• (3)

#95BL1 / Series BMW M3 Lightweight	1995 BMW E36 M3 Lightweight	$59.25	$118,500	Upfront Purchase	June 1, 2018	July 12, 2018	Closed	2,000

• Acquired Underlying Asset for $112,500 on 03/28/2018 financed through a $22,500 non-interest-bearing down-payment by Manager, $10,000 loan from an officer of the Manager and an $80,000 loan from J.J. Best & Company (3rd Party Lender)
• $118,500 Offering closed on 07/12/2018 and all loans and other obligations were repaid with the proceeds
• (3)

#89PS1 / Series Porsche 911 Speedster	1989 Porsche 911 Speedster	$82.50	$165,000	Purchase Option Agreement	July 23, 2018	July 31, 2018	Closed	2,000

• Purchase Option Agreement to acquire minority equity stake (38%) in Underlying Asset entered on 06/21/2018 for a total cash consideration of $61,000, which valued Underlying Asset at $160,000
• $165,000 Offering closed on 07/31/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• The Automobile Seller ultimately retained 60% of Interests
• (3)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#90FM1 / Series Ford Mustang 7-Up Edition	1990 Ford Mustang 7Up Edition	$8.25	$16,500	Purchase Option Agreement	July 24, 2018	July 31, 2018	Closed	2,000

• Purchase Option Agreement to acquire majority equity stake (72%) in Underlying Asset entered on 06/15/2018 for a total cash consideration of $10,375, which valued the Underlying Asset at $14,500
• $16,500 Offering closed on 07/31/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• The Automobile Seller ultimately retained 25% of Interests
• (3)

#83FB1 / Series Ferrari 512	1983 Ferrari 512 BBi	$70.00	$350,000	Purchase Option Agreement	July 23, 2018	September 5, 2018	Closed	5,000

• Purchase Option Agreement to acquire Underlying Asset for $330,000 entered on 10/30/2017
• $350,000 Offering closed on 09/05/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• (3)

#98DV1 / Series Dodge Viper GTS-R	1998 Dodge Viper GTS-R	$65.00	$130,000	Upfront Purchase	September 27, 2018	October 10, 2018	Closed	2,000

• Acquired Underlying Asset for $120,000 on 06/28/2018 financed through a $40,000 non-interest-bearing down-payment by Manager and a $80,000 loan from an Officer of the Manager
• $130,000 Offering closed on 10/10/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

#06FS1 / Series Ferrari F430 Spider	2006 Ferrari F430 Spider "Manual"	$39.80	$199,000	Purchase Option Agreement	October 12, 2018	October 19, 2018	Closed	5,000

• Purchase Option Agreement to acquire Underlying Asset for $192,500 entered on 10/05/2018
• $199,000 Offering closed on 10/19/2018 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)

#93XJ1 / Series Jaguar XJ220	1993 Jaguar XJ220	$99.00	$495,000	Purchase Option Agreement	August 22, 2018	November 6, 2018	Closed	5,000

• Purchase Option Agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an Officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 06/30/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 07/30/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Series Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on  11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds
• (3)

#02AX1 / Series Acura NSX-T	2002 Acura NSX-T	$54.00	$108,000	Upfront Purchase	November 16, 2018	November 30, 2018	Closed	2,000

• Acquired Underlying Asset for $100,000 on 09/19/2018 financed through a loan from an Officer of the Manager
• $108,000 Offering closed on 11/30/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#99LE1 / Series Lotus Sport 350	1999 Lotus Esprit Sport 350	$34.75	$69,500	Upfront Purchase	November 23, 2018	December 4, 2018	Closed	2,000

• Acquired Underlying Asset for $62,100 on 10/12/2018 financed through a loan from an officer of the Manager
• $69,500 Offering closed on 12/04/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)

#91MV1 / Series Mitsubishi VR4	1991 Mitsubishi 3000GT VR4	$19.00	$38,000	Upfront Purchase	November 28, 2018	December 7, 2018	Closed	2,000

• Acquired Underlying Asset for $33,950 on 10/12/2018 financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on 12/7/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#92LD1 / Series Lancia Martini 5	1992 Lancia Delta Integrale Evo "Martini 5"	$55.00	$165,000	Upfront Purchase	December 7, 2018	December 26, 2018	Closed	3,000

• Acquired Underlying Asset for $146,181 on 10/09/2018 financed through a non-interest-bearing payment from the Manager
• $165,000 Offering closed on 12/26/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#94DV1 / Series Dodge Viper RT/10	1994 Dodge Viper RT/10	$28.75	$57,500	Purchase Option Agreement	December 11, 2018	December 26, 2018	Closed	2,000

• Purchase Option Agreement to acquire Underlying Asset for $52,500 entered on 10/05/2018
• Payment of $52,500 on 10/26/2018 financed through a non-interest-bearing payment by the Manager
• $57,500 Offering closed on 12/26/2018 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)

#00FM1 / Series Ford Mustang Cobra R	2000 Ford Mustang Cobra R	$24.75	$49,500	Upfront Purchase	December 21, 2018	January 4, 2019	Sold	2,000

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for Series Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series
• (3)

#72MC1 / Series Mazda Cosmo Sport	1972 Mazda Cosmo Sport Series II	$62.25	$124,500	Purchase Option Agreement	December 28, 2018	January 4, 2019	Closed	2,000

• Purchase Option Agreement to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on 11/05/2018
• $124,500 Offering closed on 01/04/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 40% of Interests
• (3)

#06FG1 / Series Ford GT	2006 Ford GT	$64.00	$320,000	Purchase Agreement	December 14, 2018	January 8, 2019	Closed	5,000

• Purchase Agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds
• (3)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Minimum Mem-bership Interests (2)	Maximum Mem-bership Interests (2)	Comments
#11BM1 / Series BMW 1M	2011 BMW 1M	$42.00	$84,000	Purchase Option Agreement	January 8, 2019	January 25, 2019	Closed	2,000

• Purchase Option Agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)

#80LC1 / Series Lamborghini Countach LP400 S Turbo	1980 Lamborghini Countach LP400 S Turbo	$127.00	$635,000	Purchase Option Agreement	January 17, 2019	February 8, 2019	Closed	5,000

• Purchase Option Agreement to acquire a majority equity stake (92.5%) in Underlying Asset entered on 08/01/2018 for a total cash consideration of $562,375 which valued the Underlying Asset at $610,000
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 7.50% of Interests
• (3)

#02BZ1 / Series BMW Z8	2002 BMW Z8	$65.00	$195,000	Purchase Agreement	January 6, 2019	February 8, 2019	Closed	3,000

• Purchase Agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/14/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds
• (3)

#88BM1 / Series BMW E30 M3	1988 BMW E30 M3	$47.00	$141,000	Upfront Purchase	January 11, 2019	February 25, 2019	Closed	3,000

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#63CC1 / Series Corvette Split Window	1963 Chevrolet Corvette Split Window	$63.00	$126,000	Upfront Purchase	March 8, 2019	March 18, 2019	Closed	2,000

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#76PT1 / Series Porsche Turbo Carrera	1976 Porsche 911 Turbo Carrera	$63.30	$189,900	Upfront Purchase	March 15, 2019	March 22, 2019	Closed	3,000

• Acquired the Underlying Asset for $179,065 on 11/27/2018 financed through a non-interest-bearing payment from the Manager

• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)

#75RA1 / Series Renault Alpine A110	1975 Renault Alpine A110 1300	$28.00	$84,000	Purchase Agreement	March 29, 2019	April 9, 2019	Closed	3,000

• Purchase Agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/23/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#65AG1 / Series Alfa Romeo Giulia SS	1965 Alfa Romeo Giulia Sprint Speciale	$89.25	$178,500	Upfront Purchase	April 5, 2019	April 16, 2019	Closed	2,000

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#93FS1 / Series Ferrari 348TS SS	1993 Ferrari 348TS Serie Speciale	$68.75	$137,500	Purchase Option Agreement	April 12, 2019	April 22, 2019	Closed	2,000

• Purchase Option Agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019

• Down-payment of $10,000 on 01/19/2019 and final payment of 120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager

• $137,500 Offering closed on 04/22/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)

#90MM1 / Series Mazda Miata	1990 Mazda Miata MX-5	$5.32	$26,600	Purchase Option Agreement	April 17, 2019	April 26, 2019	Closed	5,000

• Purchase Option Agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)

#61JE1 / Series Jaguar E-Type	1961 Jaguar E-Type	$82.00	$246,000	Upfront Purchase	April 19, 2019	April 26, 2019	Closed	3,000

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)

#72FG1 / Series Ferrari 365 GTC/4	1972 Ferrari 365 GTC/4	$63.00	$345,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	4,560	5,476	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (5)
#82AB1 / Series Alpina B6	1982 Alpina B6 2.8	$58.75	$129,250	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	1,833	2,200	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (5)
#88PT1 / Series Porsche 944 Turbo S	1988 Porsche 944 Turbo S	$30.00	$66,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	1,833	2,200	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (5)
#99FG1 / Series Ferrari 456M GT	1999 Ferrari 456M GT	$66.25	$145,750	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	1,833	2,200	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (5)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#91GS1 / Series GMC Syclone	1991 GMC Syclone	$18.75	$41,250	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	1,833	2,200	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (5)
#91DP1 / Series DeTomaso Pantera	1991 DeTomaso Pantera Si	$79.50	$397,500	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	4,500	5,000	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (5)
#12MM1 / Series McLaren MP4-12C	2012 McLaren MP4-12C	$62.50	$125,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	1,800	2,000	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (5)
#87FF1 / Series Ferrari 412	1987 Ferrari 412	$59.00	$118,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	1,800	2,000	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (5)
#03PG1 / Series Porsche GT2	2003 Porsche 911 GT2	$48.00	$144,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	2,700	3,000

• Purchase Option Agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018

• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager

#90ME1 / Series Mercedes Evo II	1990 Mercedes 190E 2.5-16 Evo II	$137.50	$275,000	Upfront Purchase	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	1,800	2,000	• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
#94LD1 / Series Lamborghini Diablo Jota	1994 Lamborghini Diablo SE30 Jota	$119.50	$597,500	Purchase Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	4,500	5,000

• Purchase Agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager

#65FM1 / Series Mustang Fastback	1965 Ford Mustang 2+2 Fastback	$41.25	$82,500	Purchase Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	1,800	2,000

• Purchase Agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/03/2019 and final payment of $35,000 on 03/10/2019 were made and financed through non-interest-bearing payments from the Manager

#61MG1 / Series Maserati 3500GT	1961 Maserati 3500GT	$68.00	$340,000	Purchase Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	4,500	5,000

• Purchase Agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#82AV1 / Series Aston Martin Oscar India	1982 Aston Martin V8 Vantage Oscar India	$148.75	$297,500	Upfront Purchase	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	1,800	2,000	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

(3)Represents actual number of Interests sold in completed Offering.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(5)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Item 1. Description of Business

Company History

RSE Collection, LLC, a Delaware series limited liability company (the “Company”), was formed August 24, 2016, to engage in the business of acquiring and managing a collection of collectible automobiles. RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of collectible automobiles owned by the Company and each underlying series (the “Asset Manager”). The Company issues membership interests (the “Interests”) in a number of separate individual series of the Company (each, a “Series”) through an initial offering (each, an “Offering”). Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an offering related to that particular Series is a single collector automobile (plus any cash reserves for future operating expenses). There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Minimum Interests of such Series have been accepted. At the date of this filing, the company has entered or plans to enter into the agreements and had closed the Offerings for sale of Series Interests, listed in the Master Series Table.

Description of the Business

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the collectible automobile market. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity interests in “blue-chip” collectible automobile assets through a seamless investment experience on the Rally Rd.TM Platform (the “Platform”). In addition, we anticipate that members of the Company (the “Investors”) will have the opportunity to participate in a unique collective ownership experience, including museum and retail locations and social events, as part of the “Membership Experience Programs”, as defined below.

The Company, with the support of the Manager and through the use of the Platform, aims to provide:

(i)Investors with access to blue-chip assets for investment, portfolio diversification and, ultimately, secondary market liquidity for their Interests (although there can be no guarantee that a secondary market will ever develop, that the Manager will be able to retain third parties to perform services to enable such a secondary market, or that appropriate registrations to permit such secondary trading will ever be obtained).

(ii)Automobile sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Platform.

(iii) All Platform users with a premium, highly curated, engaging automotive media experience, including audiovisual content, augmented reality, community, and market sentiment features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the market sentiment component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the automobiles in the Company’s collection through a diverse set of tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

Track-day events (e.g., driving experiences with professional drivers, collector car meet-ups, major auction presence);

Visit & interact at Rally Rd.™ “museums” (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions and events where users can view the assets in person and interact with each other in a social environment);

Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

Other asset-related products (e.g., merchandise, social networking, communities).

Competition

Although the Company’s business model is unique in the collectible automobile industry, there is potentially significant competition for the underlying assets, which the Company securitizes through its offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as collectible automobile dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the collectible automobile industry, such as high-end dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the underlying assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of collectible automobiles, developing in the industry, which will result in additional competition for underlying assets, but so far none of these models focus on the regulated securities market.

With the continued increase in popularity of the collectible automobile market, we expect competition for the underlying assets to intensify in future. Increased competition may lead to increased collectible automobile prices, which will reduce the potential value appreciation that interest holders may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art, collectibles or wine, who may decide to enter the collectible automobile market as well.

Customers

We target the broader U.S. collectible car enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Facilities

The Company currently leases space in two purpose built, secure, temperature-controlled automobile storage facilities in Connecticut and Pennsylvania for the purposes of storing Underlying Assets in a highly controlled environment other than when some or all of the underlying assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The storage facilities presently used by the Company are monitored by staff approximately 40 hours per week and are under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager in conjunction with members of the Company’s advisory board. In addition to the storage facilities, as part of the Membership Experience Program, the Manager of the Company opened a showroom in New York City in 2019.

The Manager and the Asset Manager are located at 250 Lafayette Street, 3rd Floor, New York, NY 10012.

Employees

The Manager presently has fifteen full-time employees and five part-time contractors.  The Company does not have any employees.

Government Regulation

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and automobile titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law could be asserted against the Company by individuals or governmental authorities and could expose the Company or each series of interests to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Legal Proceedings

None of the Company, any series, the Manager, the Asset Manager or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

Since its formation in August 2016, the Company has been engaged primarily in acquiring and managing a collection of investment grade collectible automobiles, with loans from officers of the Manager, other third-parties and through purchase options negotiated with third-parties or affiliates, and developing the financial, offering and other materials to begin offering interests in the Company’s series’.

We are devoting substantially all our efforts to establishing our business and planned principal operations only commenced in late 2017. As such and because of the start-up nature of the Company’s and the Manager’s business the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward including the Managers ability to:

-continue to source high quality collectible cars at reasonable prices to securitize through the Platform;

-market the Platform and the offerings in individual series of the Company and attract investors to the Platform to acquire the interests issued by series of the Company;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of interests in series of the Company; and

-find operating partners to manage the collection of automobiles at a decreasing marginal cost per automobile.

We have not yet generated any revenues and do not anticipate doing so until late in 2019.

At the time of this filing, all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All other Series, those highlighted in gray in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent offerings for additional series. Series whose assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Historical Investments in Underlying Assets

We provide investment opportunities in investment grade collectible automobiles to Investors through the Platform, financed through various methods including, loans from officers of the Manager or other third-parties, if we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, if we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

Year Ended December 31, 2017

During the period beginning January 1, 2017 through December 31, 2017 we entered into the agreements and had closings, as listed in the table below. We received multiple loans from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans will be repaid from the proceeds of successful Series’ initial offerings, if necessary. Upon completion of the initial offerings of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ offering circulars.

The Company incurred the Acquisition Expenses listed in the table below, capitalized into the purchase prices of the various Underlying Assets during the year ended December 31, 2017. “Acquisition Expenses” are costs and expenses attributable to the activities related to acquiring the Series (collectively, “Acquisition Expenses”), as defined in the Company’s Form 1-A. These costs are initially funded by the Manager or its affiliates, and the Manager or its affiliates will be reimbursed for these expenditures from the proceeds of successful Offerings of the applicable Underlying Assets unless otherwise waived by the Manager in its sole discretion. Upon closing of the respective Offerings, the Acquisition Expenses have been or will be borne by each Series of the Company.

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#77LE1 / Series #77LE1	Purchase Option Agreement / 09/30/2016	$ -	$ -	$ -	$ -	4/13/2017	$237	0%

• Acquired Underlying Asset for $69,400 on 10/03/2016

• Acquisition financed through a $69,400 loan from an Officer of the Manager

• $77,700 Offering closed on 04/13/2017 and the loan plus $241 of accrued interest and other obligations were repaid with the proceeds

• (2)

#69BM1 / Series Boss Mustang	Upfront Purchase / 10/31/2016	-	-	-	-	2/7/2018	1,771	0%

• Acquired Underlying Asset for $102,395 on 10/31/2016 financed through a $5,000 down-payment by the Manager and a $97,395 loan from an Officer of the Manager

• $115,000 Offering closed on 02/07/2018 and the loan plus $821 of accrued interest and other obligations were repaid with the proceeds

#85FT1 / Series Ferrari Testarossa	Upfront Purchase / 06/01/2017	172,500	47,500	-	125,000	2/15/2018	3,326	0%

• Acquired Underlying Asset for $172,500 on 06/01/2017 financed through a $47,500 loan from an Officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)

• $165,000 Offering closed on 02/15/2018 and all loans plus accrued interest of $401 and $5,515 and other obligations were repaid with the proceeds

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#88LJ1 / Series Lamborghini Jalpa	Upfront Purchase / 11/23/2016	-	-	-	-	4/12/2018	5,206	0%

• Acquired Underlying Asset for $127,176 on 11/23/2016 financed through a $7,500 down-payment by the Manager and a $119,676 loan from an Officer of the Manager

• $135,000 Offering closed on 04/12/2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds

#55PS1 / Series Porsche Speedster	Purchase Option Agreement / 07/01/2017	30,000	20,000	10,000	-	6/6/2018	1,000	0%

• Purchase Option Agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017

• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an Officer of the Manager and a $10,000 down-payment by the Manager

• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an Officer of the Manager

• $425,000 Offering closed on 06/06/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds

#93XJ1 / Series Jaguar XJ220	Purchase Option Agreement / 12/15/2017	-	-	-	-	11/6/2018	12,500	0%

• Purchase Option Agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an Officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 06/30/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 07/30/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Series Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on  11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds

Total for 2017	New Agreements: 3 Closings: 1	$202,500	$67,500	10,000	$125,000		$24,040
Cumu. Total since 2016	Total Agreements: 6 Closings: 1	$501,471	$353,971	$22,500	$125,000		$26,690

Note: Gray shading represents Series for which no Closing of an Offering had occurred as of December 31, 2017.

Note: New Agreements and Closings represent only those agreements signed and those offerings closed in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a closing in the current period, it would not contribute to the totals for the period.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company's Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

Year Ended December 31, 2018

During the year beginning January 1, 2018 through December 31, 2018 we have entered into the agreements and had closings, as listed in the table below. We received multiple loans from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans will be repaid from the proceeds of successful Series’ initial offerings, if necessary. Upon completion of the initial offerings of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ offering circulars.

The Company incurred the Acquisition Expenses listed in the table below, capitalized into the purchase prices of the various Underlying Assets during the year ended December 31, 2018. These costs are initially funded by the Manager or its affiliates, and the Manager or its affiliates will be reimbursed for these expenditures from the proceeds of successful Offerings of the applicable Underlying Assets unless otherwise waived by the Manager in its sole discretion. Upon closing of the respective Offerings, the Acquisition Expenses have been or will be borne by each Series of the Company.

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#69BM1 / Series Boss Mustang	Upfront Purchase / 10/31/2016	$ -	$ -	$ -	$ -	2/7/2018	$ -	0%

• Acquired Underlying Asset for $102,395 on 10/31/2016 financed through a $5,000 down-payment by the Manager and a $97,395 loan from an Officer of the Manager

• $115,000 Offering closed on 02/07/2018 and the loan plus $821 of accrued interest and other obligations were repaid with the proceeds

#85FT1 / Series Ferrari Testarossa	Upfront Purchase / 06/01/2017	-	-	-	-	2/15/2018	-	0%

• Acquired Underlying Asset for $172,500 on 06/01/2017 financed through a $47,500 loan from an Officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)

• $165,000 Offering closed on 02/15/2018 and all loans plus accrued interest of $401 and $5,515 and other obligations were repaid with the proceeds

#88LJ1 / Series Lamborghini Jalpa	Upfront Purchase / 11/23/2016	-	-	-	-	4/12/2018	-	0%

• Acquired Underlying Asset for $127,176 on 11/23/2016 financed through a $7,500 down-payment by the Manager and a $119,676 loan from an Officer of the Manager

• $135,000 Offering closed on 04/12/2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds

#55PS1 / Series Porsche Speedster	Purchase Option Agreement / 07/01/2017	375,000	100,000	275,000	-	6/6/2018	2,100	0%

• Purchase Option Agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017

• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an Officer of the Manager and a $10,000 down-payment by the Manager

• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an Officer of the Manager

• $425,000 Offering closed on 06/06/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#93XJ1 / Series Jaguar XJ220	Purchase Option Agreement / 12/15/2017	460,000	170,000	435,000	-	11/6/2018	15,800	0%

• Purchase Option Agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an Officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 06/30/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 07/30/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Series Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on  11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds

#83FB1 / Series Ferrari 512	Purchase Option Agreement / 10/31/2017	330,000	-	-	-	9/5/2018	2,520	0%

• Purchase Option Agreement to acquire Underlying Asset for $330,000 entered on 10/30/2017
• $350,000 Offering closed on 09/05/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds

#89PS1 / Series Porsche 911 Speedster	Purchase Option Agreement / 06/21/2018	160,000	-	-	-	7/31/2018	-	60%

• Purchase Option Agreement to acquire minority equity stake (38%) in Underlying Asset entered on 06/21/2018 for a total cash consideration of $61,000, which valued Underlying Asset at $160,000
• $165,000 Offering closed on 07/31/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• The Automobile Seller ultimately retained 60% of Interests

#90FM1 / Series Ford Mustang 7-Up Edition	Purchase Option Agreement / 07/01/2018	14,500	-	-	-	7/31/2018	-	25%

• Purchase Option Agreement to acquire majority equity stake (72%) in Underlying Asset entered on 06/15/2018 for a total cash consideration of $10,375, which valued the Underlying Asset at $14,500
• $16,500 Offering closed on 07/31/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• The Automobile Seller ultimately retained 25% of Interests

#95BL1 / Series BMW M3 Lightweight	Upfront Purchase / 05/01/2018	112,500	10,000	22,500	80,000	7/12/2018	2,041	0%

• Acquired Underlying Asset for $112,500 on 03/28/2018 financed through a $22,500 non-interest-bearing down-payment by Manager, $10,000 loan from an officer of the Manager and an $80,000 loan from J.J. Best & Company (3rd Party Lender)
• $118,500 Offering closed on 07/12/2018 and all loans and other obligations were repaid with the proceeds

#98DV1 / Series Dodge Viper GTS-R	Upfront Purchase / 06/28/2018	120,000	80,000	40,000	-	10/10/2018	2,544	0%

• Acquired Underlying Asset for $120,000 on 06/28/2018 financed through a $40,000 non-interest-bearing down-payment by Manager and a $80,000 loan from an Officer of the Manager
• $130,000 Offering closed on 10/10/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#06FS1 / Series Ferrari F430 Spider	Purchase Option Agreement / 10/05/2018	192,500	-	-	-	10/19/2018	-	0%

• Purchase Option Agreement to acquire Underlying Asset for $192,500 entered on 10/05/2018
• $199,000 Offering closed on 10/19/2018 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

#02AX1 / Series Acura NSX-T	Upfront Purchase / 09/19/2018	100,000	100,000	-	-	11/30/2018	1,500	0%

• Acquired Underlying Asset for $100,000 on 09/19/2018 financed through a loan from an Officer of the Manager
• $108,000 Offering closed on 11/30/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#99LE1 / Series Lotus Sport 350	Upfront Purchase / 10/04/2018	62,100	62,100	-	-	12/4/2018	1,885	0%

• Acquired Underlying Asset for $62,100 on 10/12/2018 financed through a loan from an officer of the Manager
• $69,500 Offering closed on 12/04/2018 and the loan plus accrued interest and other obligations were paid through the proceeds

#91MV1 / Series Mitsubishi VR4	Upfront Purchase / 10/12/2018	33,950	-	33,950	-	12/7/2018	1,200	0%

• Acquired Underlying Asset for $33,950 on 10/12/2018 financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on 12/7/2018 and payment made by the Manager and other obligations were paid through the proceeds

#94DV1 / Series Dodge Viper RT/10	Purchase Option Agreement / 10/04/2018	52,500	-	52,500	-	12/26/2018	-	0%

• Purchase Option Agreement to acquire Underlying Asset for $52,500 entered on 10/05/2018
• Payment of $52,500 on 10/26/2018 financed through a non-interest-bearing payment by the Manager
• $57,500 Offering closed on 12/26/2018 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

#92LD1 / Series Lancia Martini 5	Upfront Purchase / 09/21/2018	146,181	-	146,181	-	12/26/2018	11,478	0%

• Acquired Underlying Asset for $146,181 on 10/09/2018 financed through a non-interest-bearing payment from the Manager
• $165,000 Offering closed on 12/26/2018 and payment made by the Manager and other obligations were paid through the proceeds

#06FG1 / Series Ford GT	Purchase Agreement / 10/23/2018	309,000	-	309,000	-	1/8/2019	-	0%

• Purchase Agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds

#80LC1 / Series Lamborghini Countach LP400 S Turbo	Purchase Option Agreement / 08/01/2018	562,375	-	562,375	-	2/8/2019	2,157	7.5%

• Purchase Option Agreement to acquire a majority equity stake (92.5%) in Underlying Asset entered on 08/01/2018 for a total cash consideration of $562,375 which valued the Underlying Asset at $610,000
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 7.50% of Interests

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#88BM1 / Series BMW E30 M3	Upfront Purchase / 10/18/2018	135,000	-	135,000	-	2/25/2019	940	0%

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds

#02BZ1 / Series BMW Z8	Purchase Agreement / 10/18/2018	185,000	-	185,000	-	2/8/2019	1,015	0%

• Purchase Agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/14/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds

#63CC1 / Series Corvette Split Window	Upfront Purchase / 12/06/2018	120,000	-	120,000	-	03/18/2019	-	0%

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds

#94LD1 / Series Lamborghini Diablo Jota	Purchase Agreement / 10/09/2018	100,000	-	100,000	-	Q2 2019 or Q3 2019	-	0%

• Purchase Agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager

#00FM1 / Series Ford Mustang Cobra R	Upfront Purchase / 10/12/2018	43,000	-	43,000	-	1/4/2019	2,276	0%

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for Series Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series

#90ME1 / Series Mercedes Evo II	Upfront Purchase / 11/02/2018	251,992	-	251,992	-	Q2 2019 or Q3 2019	-	0%	• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
#03PG1 / Series Porsche GT2	Purchase Option Agreement / 10/24/2018	13,500	-	13,500	-	Q2 2019 or Q3 2019	150	0%

• Purchase Option Agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018

• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#11BM1 / Series BMW 1M	Purchase Option Agreement / 10/20/2018	7,850	-	7,850	-	1/25/2019	-	0%

• Purchase Option Agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

#61JE1 / Series Jaguar E-Type	Upfront Purchase / 12/22/2018	235,000	-	235,000	-	Q2 2019 or Q3 2019	-	0%

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds

#61MG1 / Series Maserati 3500GT	Purchase Agreement / 12/04/2018	32,500	-	32,500	-	Q2 2019 or Q3 2019	-	0%

• Purchase Agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager

#65AG1 / Series Alfa Romeo Giulia SS	Upfront Purchase / 11/29/2018	170,000	-	170,000	-	Q2 2019 or Q3 2019	-	0%

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds

#65FM1 / Series Mustang Fastback	Purchase Agreement / 12/04/2018	20,000	-	20,000	-	Q2 2019 or Q3 2019	-	0%

• Purchase Agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/03/2019 and final payment of $35,000 on 03/10/2019 were made and financed through non-interest-bearing payments from the Manager

#76PT1 / Series Porsche Turbo Carrera	Upfront Purchase / 11/27/2018	179,065	-	179,065	-	Q2 2019 or Q3 2019	500	0%

• Acquired the Underlying Asset for $179,065 on 11/27/2018 financed through a non-interest-bearing payment from the Manager

• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds

#82AV1 / Series Aston Martin Oscar India	Upfront Purchase / 12/10/2018	285,000	-	285,000	-	Q2 2019 or Q3 2019	-	0%	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager
#72MC1 / Series Mazda Cosmo Sport	Purchase Option Agreement / 11/01/2018	-	-	-	-	1/4/2019	-	40%

• Purchase Option Agreement to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on 11/05/2018
• $124,500 Offering closed on 01/04/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 40% of Interests

#75RA1 / Series Renault Alpine A110	Purchase Agreement / 12/22/2018	-	-	-	-	Q2 2019 or Q3 2019	-	0%

• Purchase Agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/23/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds

Total for 2018	New Agreements: 28 Closings: 16	$4,808,513	$522,100	$3,654,413	$80,000		$48,106
Cumu. Total since 2016	Total Agreements: 34 Closings: 17	$5,309,984	$876,071	$3,676,913	$205,000		$74,796

Note: Gray shading represents Series for which no Closing of an Offering had occurred as of December 31, 2018. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those offerings closed in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a closing in the current period, it would not contribute to the totals for the period.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Since January 1, 2019 we have entered into the agreements and had closings, as listed in the table below. We received multiple loans from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans will be repaid from the proceeds of successful Series’, initial offerings, if necessary. Upon completion of the initial offerings of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ offering circulars.

The Company incurred the Acquisition Expenses listed in the table below, capitalized into the purchase prices of the various Underlying Assets since January 1, 2019. These costs are initially funded by the Manager or its affiliates, and the Manager or its affiliates will be reimbursed for these expenditures from the proceeds of successful Offerings of the applicable Underlying Assets unless otherwise waived by the Manager in its sole discretion. Upon closing of the respective Offerings, the Acquisition Expenses have been or will be borne by each Series of the Company.

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#06FG1 / Series Ford GT	Purchase Agreement / 10/23/2018	$ -	$ -	$ -	$ -	1/8/2019	$286	0%

• Purchase Agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds

#80LC1 / Series Lamborghini Countach LP400 S Turbo	Purchase Option Agreement / 08/01/2018	-	-	-	-	2/8/2019	-	7.5%

• Purchase Option Agreement to acquire a majority equity stake (92.5%) in Underlying Asset entered on 08/01/2018 for a total cash consideration of $562,375 which valued the Underlying Asset at $610,000
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 7.50% of Interests

#88BM1 / Series BMW E30 M3	Upfront Purchase / 10/18/2018	-	-	-	-	2/25/2019	286	0%

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds

#02BZ1 / Series BMW Z8	Purchase Agreement / 10/18/2018	-	-	-	-	2/8/2019	286	0%

• Purchase Agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/14/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds

#63CC1 / Series Corvette Split Window	Upfront Purchase / 12/06/2018	-	-	-	-	3/18/2019	286	0%

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#94LD1 / Series Lamborghini Diablo Jota	Purchase Agreement / 10/09/2018	470,000	-	470,000	-	Q2 2019 or Q3 2019	-	0%

• Purchase Agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager

#00FM1 / Series Ford Mustang Cobra R	Upfront Purchase / 10/12/2018	-	-	-	-	1/4/2019	286	0%

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for Series Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series

#90ME1 / Series Mercedes Evo II	Upfront Purchase / 11/02/2018	-	-	-	-	Q2 2019 or Q3 2019	10,469	0%	• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
#03PG1 / Series Porsche GT2	Purchase Option Agreement / 10/24/2018	123,500	-	123,500	-	Q2 2019 or Q3 2019	150	0%

• Purchase Option Agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018

• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager

#11BM1 / Series BMW 1M	Purchase Option Agreement / 10/20/2018	70,650	-	70,650	-	1/25/2019	1,000	0%

• Purchase Option Agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

#61JE1 / Series Jaguar E-Type	Upfront Purchase / 12/22/2018	-	-	-	-	4/26/2019	-	0%

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds

#61MG1 / Series Maserati 3500GT	Purchase Agreement / 12/04/2018	292,500	-	292,500	-	Q2 2019 or Q3 2019	-	0%

• Purchase Agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager

#65AG1 / Series Alfa Romeo Giulia SS	Upfront Purchase / 11/29/2018	-	-	-	-	4/16/2019	286	0%

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds

#65FM1 / Series Mustang Fastback	Purchase Agreement / 12/04/2018	55,000	-	55,000	-	Q2 2019 or Q3 2019	-	0%

• Purchase Agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/03/2019 and final payment of $35,000 on 03/10/2019 were made and financed through non-interest-bearing payments from the Manager

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
#76PT1 / Series Porsche Turbo Carrera	Upfront Purchase / 11/27/2018	-	-	-	-	3/22/2019	2,950	0%

• Acquired the Underlying Asset for $179,065 on 11/27/2018 financed through a non-interest-bearing payment from the Manager

• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds

#82AV1 / Series Aston Martin Oscar India	Upfront Purchase / 12/10/2018	-	-	-	-	Q2 2019 or Q3 2019	1,364	0%	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager
#72MC1 / Series Mazda Cosmo Sport	Purchase Option Agreement / 11/01/2018	-	-	-	-	1/4/2019	265	40%

• Purchase Option Agreement to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on 11/05/2018
• $124,500 Offering closed on 01/04/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 40% of Interests

#75RA1 / Series Renault Alpine A110	Purchase Agreement / 12/22/2018	75,000	-	75,000	-	4/9/2019	516	0%

• Purchase Agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/23/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds

#87FF1 / Series Ferrari 412	Purchase Option Agreement / 01/23/2019	11,000	-	11,000	-	Q2 2019 or Q3 2019	-	0%	• Negotiations for a Purchase Agreement to acquire Underlying Asset ongoing (2)
#90MM1 / Series Mazda Miata	Purchase Option Agreement / 01/23/2019	22,000		22,000	-	4/26/2019	-	0%

• Purchase Option Agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

#93FS1 / Series Ferrari 348TS SS	Purchase Option Agreement / 01/15/2019	130,000	-	130,000	-	4/22/2019	-	0%

• Purchase Option Agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019

• Down-payment of $10,000 on 01/19/2019 and final payment of 120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager

• $137,500 Offering closed on 04/22/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

Series - Series Name	Agreement Type - Date of Agreement	Purchase Price / Down payment	Financed via - Officer Loan	Financed via - RSE Markets	Financed via - 3rd Party Loan	Closing Date (1)	Acquisition Expenses	Percent Owned by Seller	Comments
Total for 2019	New Agreements: 3 Closings: 14	1,249,650	$ -	$1,249,650	$ -		$18,430
Cumulative Total since 2016	Total Agreements: 37 Closings: 31	6,559,634	$876,071	$4,926,563	$205,000		$93,226

Note: Gray shading represents Series for which no Closing of an Offering has occurred since December 31, 2018. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those offerings close in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a closing in the current period, it would not contribute to the totals for the period.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Operating Results for the year ended December 31, 2018 vs. 2017

Due to the start-up nature of the company, changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. During the year ended December 31, 2018, the Company, through the Asset Manager, operated 30 Underlying Assets vs. 5 during the same period in 2017, an increase of 25 Underlying Assets. In addition, the Company had signed various purchase option agreements and purchase agreements for additional Underlying Assets to be offered on the Platform in future, however, these Underlying Assets were not yet operated by the Company as at the date of the financial filings. Additional information can be found below and in the Master Series Table.

Revenues

Revenues are generated at the Series level. As of December 31, 2018, no Series of the Company had generated any revenues. We do not expect any of the Series to generate any revenues until late 2019.

Operating Expenses

The Company incurred $46,465 in operating expenses in year ended December 31, 2018 vs. $25,735 in 2017, an increase of $20,730 or 81%, related to storage, transportation, insurance, maintenance, marketing and professional services fees associated with the Underlying Assets. The increase was primarily driven by increased costs for additional storage, transportation, insurance and professional fees from the Company’s investment in new Underlying Assets, with a decrease in maintenance costs that were not required during the year ended December 31, 2018. In addition, the Company was able to negotiate a decreased insurance rate from 0.9% of asset value annually down to 0.35% of asset value annually starting in November 2018.

The operating expenses incurred prior to the Closing of an Offering related to any of the automobile assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the closing date of the Offering for such Series Interests. For any post-closing operating expenses incurred by Series’ of the Company through the year ended December 31, 2018, the Manager has agreed to pay and not be reimbursed for such expenses.

Total Operating Expense
	12/31/2018	12/31/2017	Difference	Change
Storage	$ 13,579	$ 9,275	$ 4,304	46%
Transportation	7,720	5,700	2,020	35%
Insurance	13,832	8,370	5,462	65%
Maintenance	-	1,840	(1,840)	(100%)
Professional Fee	7,623	550	7,073	1286%
Marketing Expense	3,711	-	3,711	N/M
Total Operating Expense	$ 46,465	$ 25,735	$ 20,730	81%

Operating expenses for the Company including all of the Series by category for the year ended December 31, 2018 vs. 2017 are as follows:

During the year ended December 31, 2017 and the year ended December 31, 2018, at the close of the respective Offerings for the Series, listed in the table below, each individual Series became responsible for operating expenses. Post-closing operating expenses incurred by each Series with a closed Offering are as follows:

Operating Expenses
Applicable Series	Automobile	12/31/2018	12/31/2017
Series #77LE1	1977 Lotus Esprit S1	$ 3,707	$ 3,117
Series #69BM1	1969 Boss 302 Mustang	3,473	-
Series #85FT1	1985 Ferrari Testarossa	4,173	-
Series #88LJ1	1988 Lamborghini Jalpa	2,868	-
Series #55PS1	1955 Porsche Speedster	3,680	-
Series #95BL1	1995 BMW M3 Lightweight	1,768	-
Series #89PS1	1989 Porsche 911 Speedster	790	-
Series #90FM1	1990 Ford Mustang 7Up Edition	1,176	-
Series #83FB1	1983 Ferrari 512 BBi	1,831	-
Series #98DV1	1998 Dodge Viper GTS-R	799	-
Series #06FS1	2006 Ferrari F430 Spider	879	-
Series #93XJ1	1993 Jaguar XJ220	540	-
Series #02AX1	2002 Acura NSX-T	403	-
Series #99LE1	1999 Lotus Esprit Sport 350	215	-
Series #91MV1	1991 Mitsubishi 3000VT GR4	183	-
Series #92LD1	1992 Lancia Delta Martini 5 Evo	23	-
Series #94DV1	1994 Dodge Viper RT/10	79	-
RSE Collection		19,878	22,618
Total Operating Expenses		$ 46,465	$ 25,735

Solely in the case of the Series, listed in the Master Series Table, and which had closed Offerings as of the date of the financial statements, the Manager has elected to pay for the ongoing operating expenses post the Closing of the Offerings for Series Interests and not be reimbursed by the respective Series. No other Series had any closings during the year ended December 31, 2018. The unreimbursed expenses are accounted for as capital contributions by the Manager.

Interest and Purchase Option Expenses

Interest expenses related to the loans made to the Company by officers of the Manager and third-party lenders incurred during the year ended December 31, 2018 totaled $10,745 vs. $6,521 in 2017, an increase of $4,224 or 65%.  This increase is due to the increased borrowings used to purchase automobile assets. These interest expenses have been incurred and accrued by the Company and in the case of cash interest, paid by the Manager, and were repaid through the proceeds raised through the Closing of the respective Offerings.

Interest Expense Incurred by Company prior to Series Closing
Applicable Series	Automobile	2018	2017
Series #77LE1	1977 Lotus Esprit S1	$ -	$ 129
Series #69BM1	1969 Boss 302 Mustang	71	643
Series #85FT1	1985 Ferrari Testarossa	1,807	4,787
Series #88LJ1	1988 Lamborghini Jalpa	227	814
Series #55PS1	1955 Porsche Speedster	655	123
Series #95BL1	1995 BMW M3 Lightweight	1,645	-
Series #89PS1	1989 Porsche 911 Speedster	-	-
Series #90FM1	1990 Ford Mustang 7Up Edition	-	-
Series #83FB1	1983 Ferrari 512 BBi	-	-
Series #98DV1	1998 Dodge Viper GTS-R	513	-
Series #06FS1	2006 Ferrari F430 Spider	-	-
Series #93XJ1	1993 Jaguar XJ220	5,103	-
Series #02AX1	2002 Acura NSX-T	481	-
Series #99LE1	1999 Lotus Esprit Sport 350	243	-
Series #91MV1	1991 Mitsubishi 3000VT GR4	-	-
Series #92LD1	1992 Lancia Delta Martini 5 Evo	-	-
Series #94DV1	1994 Dodge Viper RT/10	-	-
Other		-	25
Total		$ 10,745	$ 6,521

Note: table only includes Series for which the acquisition of the Underlying Asset was made through interest paying loans.

Note: Other includes wire transfer fees related to interest expense payments.

Purchase option expense related to the purchase option agreement the Company has entered into, with regards to the Series #55PS1, totaled $7,444 for the year ended December 31, 2018. There were no ongoing expenses related to the purchase options for any other series listed in the Master Series Table during the year ended December 31, 2018.

Asset Acquisitions and Purchase Options

Details on the automobile assets acquired or for which we entered into purchase option agreements or purchase agreements during the periods ended December 31, 2016, December 31, 2017 and December 31, 2018 respectively, as listed in the Master Series Table and summarized in the table below. We typically acquire automobile assets through the following methods:

-Upfront purchase – acquired the automobile asset outright prior to launch of the offering.

-Purchase option agreement – enter into a purchase option which gives us the right, but not the obligation to purchase a specific automobile asset, typically through the proceeds of the offering for the series related to the automobile asset.

-Purchase agreement – enter into a purchase agreement, which obligates us to acquire the automobile asset, but typically with a significant payment delay, with the goal of raising the capital through the offering of the series related to the automobile asset.

	# of Vehicles Acquired	Total Value Vehicles Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2016-2017	3	$401,500	4	$1,264,000	0	$0	7	$1,665,500
2018	14	$1,992,943	8	$1,360,000	6	$1,539,000	28	$4,891,943
Cumulative Total:	17	$2,394,443	12	$2,624,000	6	$1,539,000	35	$6,557,443

Note: table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See “Note C – Related Party Transactions” and “Note D –Debt” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of December 31, 2018, and December 31, 2017, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	Automobile	12/31/2018	12/31/2017
Series #77LE1	1977 Lotus Esprit S1	$ 2,780	$ 3,258
Series #69BM1	1969 Boss 302 Mustang	4,149	-
Series #85FT1	1985 Ferrari Testarossa	-	-
Series #88LJ1	1988 Lamborghini Jalpa	-	-
Series #55PS1	1955 Porsche Speedster	2,500	-
Series #95BL1	1995 BMW M3 Lightweight	1,000	-
Series #89PS1	1989 Porsche 911 Speedster	1,271	-
Series #90FM1	1990 Ford Mustang 7Up Edition	771	-
Series #83FB1	1983 Ferrari 512 BBi	2,771	-
Series #98DV1	1998 Dodge Viper GTS-R	2,500	-
Series #06FS1	2006 Ferrari F430 Spider	2,771	-
Series #93XJ1	1993 Jaguar XJ220	1,771	-
Series #02AX1	2002 Acura NSX-T	2,271	-
Series #99LE1	1999 Lotus Esprit Sport 350	2,271	-
Series #91MV1	1991 Mitsubishi 3000VT GR4	1,271	-
Series #92LD1	1992 Lancia Delta Martini 5 Evo	2,771	-
Series #94DV1	1994 Dodge Viper RT/10	2,271	-
Total Series Cash Balance		$ 33,139	$ 3,258
RSE Collection		23,648	2,116
Total Cash Balance		$ 56,787	$ 5,374

Note: only includes Series for which an offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of operating expenses.

Loans Payable

The Company had no loans payable at December 31, 2018. From time to time the Manager, affiliates of the Manager or third-parties may make loan to the Company to acquire an underlying asset prior to the closing of an offering for the respective Series. In such cases, the respective series would repay any loans plus accrued interest used to acquire its respective underlying asset with proceeds generated from the closing of the offering for interests of such series. No series will have any obligation to repay a loan incurred by the Company to purchase an underlying asset for another series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements in this Form 1-K and the Risk Factors section in the Company’s Form 1-A (as amended).

Trend information

The Company’s main focus over next twelve months is to continue to launch subsequent Offerings of Series Interests. In 2017 we closed 1 Offering and in 2018 we closed 16 Offerings. The table below shows the launched and closed Offerings for the year ended December 31, 2016 and December 31, 2017 vs. December 31, 2018:

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2016 – 2017	3	1	2
2018	17	16	19

Note: data represents number Offerings for Series Interests of each state of offering process in the given period.

The Company plans to launch approximately 50 to 100 additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets.  The proceeds from any offerings closed during the next twelve months will be used to acquire additional investment grade collectible automobiles. We believe that launching a larger number of offerings in 2019 and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of underlying assets.

3)Attract a larger community of Asset Sellers with high quality underlying assets to the Platform who may view us as a more efficient method of transacting than the traditional auction or dealership processes.

In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of automobiles acquired and managed by the Company through events, museums and other programs. The initial testing of such Membership Experience Programs commenced in early 2019, with the opening of the Company’s showroom in New York, but no revenues have been generated by such programs at the date of this filing. We expect to develop additional Membership Experience Programs throughout the remainder of 2019 and beyond, including one additional showroom location in the next twelve months as of the date of this filing. We believe that expanding the Membership Experience Programs in 2019 and beyond will help us from a number of perspectives:

1)Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2)Start to generate revenues for the series from the underlying assets used in the Membership Experience Programs, which we anticipate will enable the underlying assets to generate revenues for the series to cover, in whole or in part, the ongoing post-closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2019 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other series of interests for which offerings closed in fiscal year 2019.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series with liquidity, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

Item 3. Directors, Executive Officers, and Significant Employees

The following individuals constitute the Board of Directors, executive management and significant employees of the Manager:

Name	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	38	Chief Executive Officer, Director	05/2016
Robert A. Petrozzo	36	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	39	Chief Financial Officer	08/2016
Greg Bettinelli	46	Director	07/2018
Joshua Silberstein	43	Director	10/2016
Arun Sundararajan	48	Director	10/2016

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Christopher J. Bruno, Chief Executive Officer

Chris is co-founder of the Company’s Manager and has been its CEO since the Company’s Managers inception. He is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013. Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

Robert A. Petrozzo, Chief Product Officer

Rob is co-founder of the Company’s Manager and has been its Chief Product Officer since the Company’s Managers inception. He is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers & enterprises. In his most recent role, he led the UX & UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile & kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016. Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max is co-founder of the Company’s Manager and has been its Chief Financial Officer since the Company’s Managers inception. He previously spent 9 years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities. Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries. In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018. Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Josh is a seasoned operator and entrepreneur with more than 15 years of experience successfully building companies – as a founder, investor, board member, and CEO. In the past several years, Josh has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction). Josh has a BS in Economics from the Wharton School, summa cum laude and an MBA from Columbia University, beta gamma sigma.

Arun Sundararajan, Director

Arun is Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998. Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from RSE Markets, Inc.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Item 4. Security Ownership of Management and Certain Securityholders

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 2% of the Interests acquired on the same terms as the other Investors, provided that no brokerage fees will be payable in respect thereof.  Throughout each Offering, the Manager or an affiliate, has the right to purchase up to an additional 8% of the Interests, capped at 10% in total of each Series.  The address of the Manager is 250 Lafayette Street, 3rd Floor, New York, NY 10012.

As of date of this filing, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (2) (3)	Interest Retained by Seller	Total Offering Value
Interests - Series #77LE1 (1)	April 13, 2017	2,000	200 / 10.00%	-	$77,700
Interests - Series #69BM1	February 7, 2018	2,000	196 / 9.80%	-	$115,000
Interests - Series #85FT1	February 15, 2018	2,000	194 / 9.70%	-	$165,000
Interests - Series #88LJ1	April 12, 2018	2,000	195 / 9.75%	-	$135,000
Interests - Series #55PS1	June 6, 2018	2,000	200 / 10.00%	-	$425,000
Interests - Series #95BL1	July 12, 2018	2,000	43 / 2.15%	-	$118,500
Interests - Series #89PS1	July 31, 2018	2,000	40 / 2.00%	1200 / 60.00%	$165,000
Interests - Series #90FM1	July 31, 2018	2,000	40 / 2.00%	500 / 25.00%	$16,500
Interests - Series #83FB1	September 5, 2018	5,000	197 / 3.94%	-	$350,000
Interests - Series #98DV1	October 10, 2018	2,000	44 / 2.20%	-	$130,000
Interests - Series #06FS1	October 19, 2018	5,000	100 / 2.00%	-	$199,000
Interests - Series #93XJ1	November 6, 2018	5,000	304 / 6.08%	-	$495,000
Interests - Series #02AX1	November 30, 2018	2,000	41 / 2.05%	-	$108,000
Interests - Series #99LE1	December 4, 2018	2,000	45 / 2.25%	-	$69,500
Interests - Series #91MV1	December 7, 2018	2,000	40 / 2.00%	-	$38,000
Interests - Series #92LD1	December 26, 2018	3,000	300 / 10.00%	-	$165,000
Interests - Series #94DV1	December 26, 2018	2,000	200 / 10.00%	-	$57,500
Interests - Series #00FM1 (4)	January 4, 2019	2,000	40 / 2.00%	-	$49,500
Interests - Series #72MC1	January 4, 2019	2,000	40 / 2.00%	800 / 40.00%	$124,500
Interests - Series #06FG1	January 8, 2019	5,000	174 / 3.48%	-	$320,000
Interests - Series #11BM1	January 25, 2019	2,000	200 / 10.00%	-	$84,000
Interests - Series #80LC1	February 8, 2019	5,000	105 / 2.10%	375 / 7.50%	$635,000

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (2) (3)	Interest Retained by Seller	Total Offering Value
Interests - Series #02BZ1	February 8, 2019	3,000	300 / 10.00%	-	$195,000
Interests - Series #88BM1	February 25, 2019	3,000	300 / 10.00%	-	$141,000
Interests - Series #63CC1	March 18, 2019	2,000	61 / 3.05%	-	$126,000
Interests - Series #76PT1	March 22, 2019	3,000	90 / 3.00%	-	$189,900
Interests - Series #75RA1	April 9, 2019	3,000	210 / 7.00%	-	$84,000
Interests - Series #65AG1	April 16, 2019	2,000	100 / 5.00%	-	$178,500
Interests - Series #93FS1	April 22, 2019	2,000	40 / 2.00%	-	$137,500
Interests - Series #90MM1	April 26, 2019	5,000	100 / 2.00%	-	$26,600
Interests - Series #61JE1	April 26, 2019	3,000	60 / 2.00%	-	$246,000
Interests - Series #87FF1	Q2 2019 or Q3 2019	1	1 / 100.00%	-	$118,000
Interests - Series #03PG1	Q2 2019 or Q3 2019	1	1 / 100.00%	-	$144,000
Interests - Series #90ME1	Q2 2019 or Q3 2019	1	1 / 100.00%	-	$275,000
Interests - Series #94LD1	Q2 2019 or Q3 2019	1	1 / 100.00%	-	$597,500
Interests - Series #65FM1	Q2 2019 or Q3 2019	1	1 / 100.00%	-	$82,500
Interests - Series #61MG1	Q2 2019 or Q3 2019	1	1 / 100.00%	-	$340,000
Interests - Series #82AV1	Q2 2019 or Q3 2019	1	1 / 100.00%	-	$297,500

(1)The Company completed the funding through a Rule 506(c) private placement.

(2)RSE Markets, Inc., the Manager, is the beneficial owner of these Interests.

(3)Upon the designation of the Series, RSE Markets, Inc. became the initial member holding 100% of the interest in the Series.  Upon the Closing of the Offering, RSE Markets, Inc. must own at least 2% and may own up to 10% of the Series.

(4)Series Ford Mustang Cobra R sold on April 15, 2019 with a subsequent cash distribution to the Investors and dissolution of the Series #00FM1.

Item 5. Related Party Transactions

Individual officers of the Manager have made loans listed in the table below to the Company to facilitate the purchase of collectible automobiles prior to the Closing of a Series’ Offering.  Each of the loans and related interest were repaid through proceeds of the Offering associated with a Series. Once a Series repaid the Company and other parties, such as the Manager and the broker, from the proceeds of a closed Offering, the Underlying Assets were transferred to the related Series and no Series bears the economic effects of any loan made to purchase any other underlying asset.

Related Party Transactions: Officer and Affiliate Loans
Loan	Series	Principal	Accrued Interest	Status	Loan Date	Annual Interest Rate	Offering Closed Date
Loan 1	#77LE1	$ 69,400	$ 241	Repaid from proceeds	10/3/2016	0.66%	4/13/2017
Loan 2	#69BM1	97,395	821	Repaid from proceeds	10/31/2016	0.66%	2/9/2018
Loan 4	#85FT1	47,500	401	Repaid from proceeds	6/1/2017	1.18%	2/16/2018
Loan 3	#88LJ1	119,676	1,126	Repaid from proceeds	11/23/2016	0.68%	4/12/2018
Loan 5	#55PS1	20,000	228	Repaid from proceeds	7/1/2017	1.22%	6/6/2018
Loan 6	#55PS1	100,000	550	Repaid from proceeds	2/15/2018	1.81%	6/6/2018
Loan 7	#93XJ1	25,000	336	Repaid from proceeds	3/2/2018	1.96%	11/7/2018
Loan 8	#95BL1	10,000	60	Repaid from proceeds	3/30/2018	1.96%	7/12/2018
Loan 9	#93XJ1	145,000	4,767	Repaid from proceeds	3/2/2018	10.00%	7/1/2018
Loan 10	#98DV1	80,000	513	Repaid from proceeds	6/28/2018	2.34%	10/6/2018
Loan 11	#02AX1	100,000	481	Repaid from proceeds	9/21/2018	2.51%	11/30/2018
Loan 12	#99LE1	62,100	243	Repaid from proceeds	10/9/2018	2.55%	12/4/2018
Additional		1,900	-	Repaid additional amount outstanding			6/6/2018
Amounts repaid as of 12/31/2018		$(877,971)	$(9,767)
Balance 12/31/2018		$ -	$ -

Note: $1,900 additional loan not related to a specific Underlying Asset, originally intended for additional acquisitions, but repaid.

Note: Principal not including $205,000 and accrued interest not including $309 related to the J.J. Best third-party loan.

The Company had repaid all outstanding related-party obligations as of the date of the financial statements and has not incurred any additional related-party obligations since. The Company intends to repay any future related-party loans plus accrued interest upon completion of the applicable offerings for series interests.

Item 6. Other Significant Information

None.

Item 7.  Financial Statements for the Fiscal Years Ending December 31, 2018 and 2017

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Years Ended December 31, 2018 and 2017 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-7

Consolidated Statements of Members’ Equity F-12

Consolidated Statements of Cash Flows F-14

Notes to Consolidated Financial Statements F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

RSE Collection, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Collection, LLC (the "Company") in total and for each listed Series as of December 31, 2018 and 2017, and the related consolidated statements of operations, members' equity, and cash flows for the Company in total and for each listed Series for each of the years then ended, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of operations and cash flows for the Company and each Series for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2017.

EISNERAMPER LLP

New York, New York

April 30, 2019

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Assets				
Current Assets				
Cash and Cash Equivalents	$ 4,149	$ -	$ -	$ 2,500
Pre-paid Insurance	71	101	85	283
Total Current Assets	**4,220**	**101**	**85**	**2,783**
Other Assets				
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	106,266	175,826	132,382	408,100
TOTAL ASSETS	**$ 110,486**	**$ 175,927**	**$ 132,467**	**$ 410,883**
LIABILITIES AND MEMBERSE QUITY / (DEFICIT)				
Liabilities				
Current Liabilities				
Accounts Payable	$ 100	$ 100	$ -	$ -
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	**100**	**100**	**-**	**-**
Total Liabilities	**100**	**100**	**-**	**-**
Membership Contributions	111,236	163,883	133,508	422,132
Capital Contribution	3,444	16,518	2,953	7,320
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Contribution to Series	-	-	-	-
Accumulated Deficit	(3,473)	(4,173)	(2,868)	(3,680)
Members' Equity	110,386	175,827	132,467	410,883
TOTAL LIABILITIES AND EQUITY	**$ 110,486**	**$ 175,927**	**$ 132,467**	**$ 410,883**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Assets				
Current Assets				
Cash and Cash Equivalents	$ 1,000	$ 1,271	$ 771	$ 2,771
Pre-paid Insurance	74	101	12	207
Total Current Assets	**1,074**	**1,372**	**783**	**2,978**
Other Assets				
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	114,541	160,000	14,500	332,520
TOTAL ASSETS	**$ 115,615**	**$ 161,372**	**$ 15,283**	**$ 335,498**
LIABILITIES AND MEMBERS EQUITY / (DEFICIT)				
Liabilities				
Current Liabilities				
Accounts Payable	$ -	$ -	$ -	$ -
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-
Membership Contributions	116,741	161,521	15,446	335,691
Capital Contribution	2,287	891	1,188	2,038
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Contribution to Series	-	-	-	-
Accumulated Deficit	(1,768)	(790)	(1,176)	(1,831)
Members' Equity	115,615	161,372	15,283	335,498
TOTAL LIABILITIES AND EQUITY	**$ 115,615**	**$ 161,372**	**$ 15,283**	**$ 335,498**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Assets				
Current Assets				
Cash and Cash Equivalents	$ 2,500	$ 2,771	$ 1,771	$ 2,271
Pre-paid Insurance	77	118	293	64
Total Current Assets	**2,577**	**2,889**	**2,064**	**2,335**
Other Assets				
Collectible Automobiles - Deposits	-	-	-	-
Collectible Automobiles - Owned	122,544	192,500	488,300	101,500
TOTAL ASSETS	**$ 125,121**	**$ 195,389**	**$ 490,364**	**$ 103,835**
LIABILITIES AND MEMBERSEQUITY / (DEFICIT)				
Liabilities				
Current Liabilities				
Accounts Payable	$ -	$ -	$ -	$ -
Insurance Payable	-	-	-	-
Accrued Interest	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Debt	-	-	-	-
Total Current Liabilities	-	-	-	-
Total Liabilities	-	-	-	-
Membership Contributions	125,757	195,271	487,801	104,452
Capital Contribution	876	997	8,206	467
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Contribution to Series	-	-	-	-
Accumulated Deficit	(799)	(879)	(540)	(403)
Members' Equity	125,121	195,389	490,364	103,835
TOTAL LIABILITIES AND EQUITY	**$ 125,121**	**$ 195,389**	**$ 490,364**	**$ 103,835**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Total Consolidated
Assets					
Current Assets					
Cash and Cash Equivalents	$ 2,271	$ 1,271	$ 2,771	$ 2,271	$ 56,787
Pre-paid Insurance	34	19	86	-	2,306
Total Current Assets	**2,305**	**1,290**	**2,857**	**2,271**	**59,093**
Other Assets					
Collectible Automobiles - Deposits	-	-	-	-	736,431
Collectible Automobiles - Owned	63,985	35,150	157,659	52,500	4,648,349
TOTAL ASSETS	**$ 66,290**	**$ 36,440**	**$ 160,516**	**$ 54,771**	**$ 5,443,873**
LIABILITIES AND MEMBERS EQUITY / (DEFICIT)					
Liabilities					
Current Liabilities					
Accounts Payable	$ -	$ -	$ -	$ -	$ 300
Insurance Payable	-	-	-	39	912
Accrued Interest	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	2,658,883
Debt	-	-	-	-	-
Total Current Liabilities	-	-	-	**39**	**2,660,095**
Total Liabilities	-	-	-	**39**	**2,660,095**
Membership Contributions	66,699	36,621	160,430	54,771	2,765,168
Capital Contribution	249	202	109	40	123,917
Distribution to RSE Collection	(443)	(200)	-	-	-
Contribution to Series	-	-	-	-	-
Accumulated Deficit	(215)	(183)	(23)	(79)	(105,307)
Members' Equity	66,290	36,440	160,516	54,732	2,783,778
TOTAL LIABILITIES AND EQUITY	**$ 66,290**	**$ 36,440**	**$ 160,516**	**$ 54,771**	**$ 5,443,873**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheet as of December 31, 2017

ASSETS
Current Assets
Cash and Cash Equivalents	$ 5,374
Pre-paid Insurance	497
Total Current Assets	5,871
Other Assets
Collectible Automobiles - Deposits	30,000
Collectible Automobiles - Owned	498,161
TOTAL ASSETS	$ 534,032

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	401
Insurance Payable	–
Accrued Interest	2,561
Due to the Manager or its Affiliates	70,476
Debt	400,781
Total Current Liabilities	474,219
Total Liabilities	474,219

Membership Contributions	73,208
Capital Contribution	27,258
Accumulated Deficit	(40,653)
Members' Equity / (Deficit)	59,813
TOTAL LIABILITIES AND EQUITY	$ 534,032

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Operating Expenses
Storage	$ 1,636	$ 1,586	$ 1,260	$ 805
Transportation	-	160	-	200
Insurance	837	1,327	808	1,975
Maintenance	-	-	-	-
Professional Fees	1,000	1,000	800	700
Marketing Expense	-	100	-	-
Total Operating Expenses	3,473	4,173	2,868	3,680
Operating Loss	(3,473)	(4,173)	(2,868)	(3,680)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	3,473	4,173	2,868	3,680
Net Loss	$ (3,473)	$ (4,173)	$ (2,868)	$ (3,680)

Basic and Diluted (Loss) per Membership Interest	($1.74)	($2.09)	($1.43)	($1.84)
Weighted Average Membership Interests	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Operating Expenses
Storage	$ 776	$ -	$ 620	$ 340
Transportation	-	-	-	-
Insurance	431	290	56	1,108
Maintenance	-	-	-	-
Professional Fees	561	500	500	383
Marketing Expense	-	-	-	-
Total Operating Expenses	1,768	790	1,176	1,831
Operating Loss	(1,768)	(790)	(1,176)	(1,831)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	1,768	790	1,176	1,831
Net Loss	$ (1,768)	$ (790)	$ (1,176)	$ (1,831)

Basic and Diluted (Loss) per Membership Interest	($0.88)	($0.40)	($0.59)	($0.37)
Weighted Average Membership Interests	2000	2000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Operating Expenses
Storage	$ 337	$ 378	$ -	$ 125
Transportation	-	-	-	-
Insurance	198	262	360	178
Maintenance	-	-	-	-
Professional Fees	264	239	180	100
Marketing Expense	-	-	-	-
Total Operating Expenses	799	879	540	403
Operating Loss	(799)	(879)	(540)	(403)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	799	879	540	403
Net Loss	$ (799)	$ (879)	$ (540)	$ (403)

Basic and Diluted (Loss) per Membership Interest	($0.40)	($0.18)	($0.11)	($0.20)
Weighted Average Membership Interests	2000	5000	5000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

					Total
	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Consolidated
Operating Expenses
Storage	$ 109	$ 97	$ -	$ 24	$ 13,579
Transportation	-	-	-	-	7,720
Insurance	19	9	7	39	13,832
Maintenance	-	-	-	-	-
Professional Fees	87	77	16	16	7,623
Marketing Expense	-	-	-	-	3,711
Total Operating Expenses	215	183	23	79	46,465
Operating Loss	(215)	(183)	(23)	(79)	(46,465)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	10,745
Purchase Option Expense	-	-	-	-	7,444
Total Expenses	215	183	23	79	64,654
Net Loss	$ (215)	$ (183)	$ (23)	$ (79)	$ (64,654)

Basic and Diluted (Loss) per Membership Interest	($0.11)	($0.09)	($0.01)	($0.04)
Weighted Average Membership Interests	2000	2000	3000	2000

See accompanying notes, which are an integral part of these financial statements.

F-10

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2017

Operating Expenses
Storage	$ 9,275
Transportation	5,700
Insurance	8,370
Maintenance	1,840
Professional Fees	550
Marketing Expense	-
Total Operating Expenses	25,735
Operating Loss	(25,735)
Other Expenses
Interest Expense and Financing Fees	6,521
Purchase Option Expense	6,666
Total Expenses	38,922
Net Loss	$ (38,922)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity

Year Ended December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Balance January 1, 2017	$ -	$ -	$ -	$ -
Membership Contributions	-	-	-	-
Capital Contribution	-	-	-	-
Net loss	-	-	-	-
Balance December 31, 2017	-	-	-	-
Membership Contributions	111,236	163,883	133,508	422,132
Capital Contribution	3,444	16,518	2,953	7,320
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Distribution to Series	-	-	-	-
Net loss	(3,473)	(4,173)	(2,868)	(3,680)
Balance December 31, 2018	$ 110,386	$ 175,827	$ 132,467	$ 410,883

	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Balance January 1, 2017	$ -	$ -	$ -	$ -
Membership Contributions	-	-	-	-
Capital Contribution	-	-	-	-
Net loss	-	-	-	-
Balance December 31, 2017	-	-	-	-
Membership Contributions	116,741	161,521	15,446	335,691
Capital Contribution	2,287	891	1,188	2,038
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Distribution to Series	-	-	-	-
Net loss	(1,768)	(790)	(1,176)	(1,831)
Balance December 31, 2018	$ 115,615	$ 161,372	$ 15,283	$ 335,498

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity

Year Ended December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Balance January 1, 2017	$ -	$ -	$ -	$ -
Membership Contributions	-	-	-	-
Capital Contribution	-	-	-	-
Net loss	-	-	-	-
Balance December 31, 2017	-	-	-	-
Membership Contributions	125,757	195,271	487,801	104,452
Capital Contribution	876	997	8,206	467
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Distribution to Series	-	-	-	-
Net loss	(799)	(879)	(540)	(403)
Balance December 31, 2018	$ 125,121	$ 195,389	$ 490,364	$ 103,835

					Total
	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Consolidated
Balance January 1, 2017	$ -	$ -	$ -	$ -	$ (675)
Membership Contributions	-	-	-	-	73,208
Capital Contribution	-	-	-	-	26,202
Net loss	-	-	-	-	(38,922)
Balance December 31, 2017	-	-	-	-	59,813
Membership Contributions	66,699	36,621	160,430	54,771	2,691,960
Capital Contribution	249	202	109	40	96,659
Distribution to RSE Collection	(443)	(200)	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	(215)	(183)	(23)	(79)	(64,654)
Balance December 31, 2018	$ 66,290	$ 36,440	$ 160,516	$ 54,732	$ 2,783,778

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Cash Flows from Operating Activities:				
Net Loss	$ (3,473)	$ (4,173)	$ (2,868)	$ (3,680)
Adjustments to reconcile net (loss) cash				
Expenses Paid by Manager and Contributed to the Company / Series	3,444	4,174	2,953	3,963
Prepaid Insurance	(71)	(101)	(85)	(283)
Insurance Payable	-	-	-	-
Accounts Payable	100	100	-	-
Accrual of Interest	-	-	-	-
Net cash used in operating activities	-	-	-	-
Cash flow from investing activities:				
Deposits on classic automobiles	-	-	-	-
Reimbursement for amounts advanced in classic automobiles upon Series close	-	-	-	-
Investment in classic automobiles	(106,266)	(175,826)	(132,382)	(408,100)
Cash used in investing activities	(106,266)	(175,826)	(132,382)	(408,100)
Cash flow from financing activities:				
Proceeds from sale of membership interests	111,236	163,883	133,508	422,132
Due to the manager and other affiliates	-	-	-	-
Contribution to Series	-	-	-	-
Contribution by Series	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	12,344	-	3,357
Contribution by Manager	-	-	-	-
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Cash provided by financing activities	110,415	175,826	132,382	410,600
Net change in cash	**4,149**	-	-	**2,500**
Cash beginning of period	-	-	-	-
Cash end of period	**$ 4,149**	$ -	$ -	**$ 2,500**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Cash Flows from Operating Activities:				
Net Loss	$ (1,768)	$ (790)	$ (1,176)	$ (1,831)
Adjustments to reconcile net (loss) cash				
Expenses Paid by Manager and Contributed to the Company / Series	1,842	891	1,188	2,038
Prepaid Insurance	(74)	(101)	(12)	(207)
Insurance Payable	-	-	-	-
Accounts Payable	-	-	-	-
Accrual of Interest	-	-	-	-
Net cash used in operating activities	-	-	-	-
Cash flow from investing activities:				
Deposits on classic automobiles	-	-	-	-
Reimbursement for amounts advanced in classic automobiles upon Series close	-	-	-	-
Investment in classic automobiles	(114,541)	(160,000)	(14,500)	(332,520)
Cash used in investing activities	(114,541)	(160,000)	(14,500)	(332,520)
Cash flow from financing activities:				
Proceeds from sale of membership interests	116,741	161,521	15,446	335,691
Due to the manager and other affiliates	-	-	-	-
Contribution to Series	-	-	-	-
Contribution by Series	-	-	-	-
Contribution by Manager and Company to pay closing expenses	445	-	-	-
Contribution by Manager	-	-	-	-
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Cash provided by financing activities	115,541	161,271	15,271	335,291
Net change in cash	**1,000**	**1,271**	**771**	**2,771**
Cash beginning of period	-	-	-	-
Cash end of period	**$ 1,000**	**$ 1,271**	**$ 771**	**$ 2,771**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Cash Flows from Operating Activities:				
Net Loss	$ (799)	$ (879)	$ (540)	$ (403)
Adjustments to reconcile net (loss) cash				
Expenses Paid by Manager and Contributed to the Company / Series	876	997	833	467
Prepaid Insurance	(77)	(118)	(293)	(64)
Insurance Payable	-	-	-	-
Accounts Payable	-	-	-	-
Accrual of Interest	-	-	-	-
Net cash used in operating activities	-	-	-	-
Cash flow from investing activities:				
Deposits on classic automobiles	-	-	-	-
Reimbursement for amounts advanced in classic automobiles upon Series close	-	-	-	-
Investment in classic automobiles	(122,544)	(192,500)	(488,300)	(101,500)
Cash used in investing activities	(122,544)	(192,500)	(488,300)	(101,500)
Cash flow from financing activities:				
Proceeds from sale of membership interests	125,757	195,271	487,801	104,452
Due to the manager and other affiliates	-	-	-	-
Contribution to Series	-	-	-	-
Contribution by Series	-	-	-	-
Contribution by Manager and Company to pay closing expenses	-	-	7,373	-
Contribution by Manager	-	-	-	-
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Cash provided by financing activities	125,044	195,271	490,071	103,771
Net change in cash	**2,500**	**2,771**	**1,771**	**2,271**
Cash beginning of period	-	-	-	-
Cash end of period	**$ 2,500**	**$ 2,771**	**$ 1,771**	**$ 2,271**

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

| | Series #99LE1 | Series #91MV1 | Series #92LD1 | Series #94DV1 | Total Consolidated |
|---|---|---|---|---|---|
| **Cash Flows from Operating Activities:** | | | | | |
| Net Loss | $ (215) | $ (183) | $ (23) | $ (79) | $ (64,654) |
| *Adjustments to reconcile net (loss) cash* | | | | | |
| Expenses Paid by Manager and Contributed to the Company/ Series | 249 | 202 | 109 | 40 | 61,837 |
| Prepaid Insurance | (34) | (19) | (86) | - | (1,811) |
| Insurance Payable | - | - | - | 39 | 912 |
| Accounts Payable | - | - | - | - | (100) |
| Accrual of Interest | - | - | - | - | (2,561) |
| Net cash used in operating activities | - | - | - | - | (6,377) |
| | | | | | |
| **Cash flow from investing activities:** | | | | | |
| Deposits on classic automobiles | - | - | - | - | (706,432) |
| Reimbursement for amounts advanced in classic automobiles upon Series close | - | - | - | - | - |
| Investment in classic automobiles | (63,985) | (35,150) | (157,659) | (52,500) | (4,150,187) |
| Cash used in investing activities | (63,985) | (35,150) | (157,659) | (52,500) | (4,856,619) |
| | | | | | |
| **Cash flow from financing activities:** | | | | | |
| Proceeds from sale of membership interests | 66,699 | 36,621 | 160,430 | 54,771 | 2,691,960 |
| Due to the manager and other affiliates | - | - | - | - | 2,588,407 |
| Contribution to Series | - | - | - | - | - |
| Contribution by Series | - | - | - | - | - |
| Contribution by Manager and Company to pay closing expenses | - | - | - | - | 11,175 |
| Contribution by Manager | - | - | - | - | 23,647 |
| Distribution to RSE Collection | (443) | (200) | - | - | - |
| Proceeds from Loans | - | - | - | - | 602,100 |
| Repayment of Loans | - | - | - | - | (1,002,880) |
| Cash provided by financing activities | 66,256 | 36,421 | 160,430 | 54,771 | 4,914,409 |
| | | | | | |
| **Net change in cash** | **2,271** | **1,271** | **2,771** | **2,271** | **51,413** |
| Cash beginning of period | - | - | - | - | 5,374 |
| **Cash end of period** | **$ 2,271** | **$ 1,271** | **$ 2,771** | **$ 2,271** | **$ 56,787** |

*Supplemental Cash Flow Information:*

Interest Paid by Manager $4,264

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Cash Flows

Year Ended December 31, 2017

Cash Flows from Operating Activities:
Net Income	$ (38,922)
Adjustments to reconcile net income (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	26,202
Prepaid Insurance	(497)
Insurance Payable	(371)
Accounts Payable	401
Accrual of Interest	2,257
Net cash used in operating activities	(10,930)

Cash flow from investing activities:
Deposits in classic automobiles	(30,000)
Investment in classic automobiles	(196,540)
Cash used in investing activities	(226,540)

Cash flow from financing activities:
Proceeds from sale of membership interests	73,208
Due to the manager and other affiliates	55,326
Proceeds from Loans	194,400
Repayment of Loans	(80,090)
Cash provided by financing activities	242,844

Net change in cash	5,374
Cash beginning of period	–
Cash end of period	$ 5,374

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company”) is a Delaware series limited liability company formed on August 24, 2016.  RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of collectible automobiles owned by the Company and each underlying series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible automobiles (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each automobile will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Manager is a Delaware corporation formed on April 28, 2016. The Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and Asset Manager of each Series.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collector automobile (plus any cash reserves for future operating expenses), which for example, in the case of Series #69BM1 is a 1969 Boss 302 Mustang.  All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible automobile (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee: In respect to the current offerings, the broker of record facilitating the sale of the securities will receive a fee of 0.75% on Interests sold in an offering, except in respect of Interests sold to the Manager, affiliates of the Manager or the automobile sellers (the “Brokerage Fee”). In the case of the offering for the Series #77LE1 Interests which closed in April 2017, the broker of record for that particular offering received a Brokerage Fee of 1.5% of Interests sold.

F-19

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: In respect to current offerings, the custody broker, holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an offering (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other current offerings, the Custody Fee is paid from the proceeds of each offering.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company has sustained net losses for the years ended December 31, 2017 and December 31, 2018 of $38,922 and $64,654 respectively and at December 31, 2018 has an accumulated deficit of $105,307.

All of the liabilities on the balance sheet as of December 31, 2018 are obligations to third parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests.  As of December 31, 2018, the Company has negative working capital of approximately $2.6 million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date of this filing.

Through December 31, 2018, none of the Series have recorded any revenues generated through the utilization of Underlying Assets. Management’s plans include anticipating that it will commence commercializing the collection in late 2019. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City. No revenues have been generated through the showroom.

F-20

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2018 and December 31, 2017, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Automobile	12/31/2018	12/31/2017
Series #77LE1	1977 Lotus Esprit S1	$ 2,780	$ 3,258
Series #69BM1	1969 Boss 302 Mustang	4,149	-
Series #85FT1	1985 Ferrari Testarossa	-	-
Series #88LJ1	1988 Lamborghini Jalpa	-	-
Series #55PS1	1955 Porsche Speedster	2,500	-
Series #95BL1	1995 BMW M3 Lightweight	1,000	-
Series #89PS1	1989 Porsche 911 Speedster	1,271	-
Series #90FM1	1990 Ford Mustang 7Up Edition	771	-
Series #83FB1	1983 Ferrari 512 BBi	2,771	-
Series #98DV1	1998 Dodge Viper GTS-R	2,500	-
Series #06FS1	2006 Ferrari F430 Spider	2,771	-
Series #93XJ1	1993 Jaguar XJ220	1,771	-
Series #02AX1	2002 Acura NSX-T	2,271	-
Series #99LE1	1999 Lotus Esprit Sport 350	2,271	-
Series #91MV1	1991 Mitsubishi 3000VT GR4	1,271	-
Series #92LD1	1992 Lancia Delta Martini 5 Evo	2,771	-
Series #94DV1	1994 Dodge Viper RT/10	2,271	-
Total Series Cash Balance		$ 33,139	$ 3,258
RSE Collection		23,648	2,116
Total Cash Balance		$ 56,787	$ 5,374

The cash on the books of RSE Collection is reserved to funding future pre-closing Operating Expenses plus “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses; however, for the years ended December 31, 2017 and December 31, 2018, the Manager has elected to pay and not be reimbursed for all Operating Expenses related to any of the Series that have had closed offerings. These payments are accounted for as capital contributions.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. The Company anticipates that the Manager will continue to provide financing, but there is no assurance that such financing will remain available or provide the Company with sufficient capital to meet its objectives.  However, with its current level of capitalization, the Company believes the Manager has sufficient funding to continue to fund expenses for the Company and any Series.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2016 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred prior to the year ended December 31, 2018. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Status	Comments
Series #77LE1 Interests	Series #77LE1	1977 Lotus Esprit S1	$77,700	November 17, 2016	April 13, 2017	Closed

• The Company’s initial offering for Series #77LE1 issued membership Interests in Series #77LE1 pursuant to SEC Rule 506(c).
• The offering closed and the Loan 1 (see Note C) plus $241 of accrued interest and other obligations have been repaid with the proceeds of the Offering

Series #69BM1 Interests	Series #69BM1	1989 Ford Mustang Boss 302	$115,000	November 20, 2017	February 7, 2018	Closed	• The offering closed and the Loan 2 (see Note C) plus $821 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #85FT1 Interests	Series #85FT1	1985 Ferrari Testarossa	$165,000	November 23, 2017	February 15, 2018	Closed

• The offering closed and the Loan 4 (see Note C) as well as third-party debt (see Note D) plus accrued interest of $401 and $5,515 and other obligations have been repaid with the proceeds of the Offering

Series #88LJ1 Interests	Series #88LJ1	1988 Lamborghini Jalpa	$135,000	February 9, 2018	April 12, 2018	Closed	• The offering closed and the Loan 3 (see Note C) plus $1,126 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #55PS1 Interests	Series #55PS1	1955 Porsche 356 Speedster	$425,000	April 2, 2018	June 6, 2018	Closed

• The offering closed, and purchase option was exercised. The Loan 5 and Loan 6 (see Note C), the remaining balance of the acquisition price plus accrued interest of $728 and other obligations were paid through the proceeds of the Offering

Series #95BL1 Interests	Series #95BL1	1995 BMW E36 M3 Lightweight	$118,500	June 1, 2018	July 12, 2018	Closed	• The offering closed and the Loan 8 (see Note C) and other obligations have been repaid with the proceeds of the Offering
Series #89PS1 Interests	Series #89PS1	1989 Porsche 911 Speedster	$165,000	July 23, 2018	July 31, 2018	Closed	• The offering closed and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds of the Offering • The Automobile Seller retained 60% of Interests
Series #90FM1 Interests	Series #90FM1	1990 Ford Mustang 7Up Edition	$16,500	July 24, 2018	July 31, 2018	Closed	• The offering closed and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds of the Offering • The Automobile Seller retained 25% of Interests
Series #83FB1 Interests	Series #83FB1	1983 Ferrari 512 BBi	$350,000	July 23, 2018	September 5, 2018	Closed	• The offering closed and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds of the Offering
Series #98DV1 Interests	Series #98DV1	1998 Dodge Viper GTS-R	$130,000	September 27, 2018	October 10, 2018	Closed	• The offering closed and the Loan 10 (see Note C) plus accrued interest $512.88 and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Status	Comments
Series #93XJ1 Interests	Series #93XJ1	1993 Jaguar XJ220	$495,000	August 22, 2018	November 6, 2018	Closed

• The offering closed, and purchase option was exercised. The Loan 7 and Loan 9 (see Note C), the remaining balance of acquisition price plus accrued interests of $336 and $4,767 and other obligations were repaid through the proceeds of the Offering

Series #06FS1 Interests	Series #06FS1	2006 Ferrari F430 Spider "Manual"	$199,000	October 12, 2018	October 19, 2018	Closed	• The offering closed and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds of the Offering
Series #02AX1 Interests	Series #02AX1	2002 Acura NSX-T	$108,000	November 16, 2018	November 30, 2018	Closed	• The offering closed and the Loan 11 (see Note C) plus accrued interest $481 and other obligations were paid through the proceeds of the Offering
Series #99LE1 Interests	Series #99LE1	1999 Lotus Esprit Sport 350	$69,500	November 23, 2018	December 4, 2018	Closed	• The offering closed, and the Loan 12 plus accrued interest $243 and other obligations were paid through the proceeds of the Offering
Series #91MV1 Interests	Series #91MV1	1991 Mitsubishi 3000GT VR4	$38,000	November 28, 2018	December 7, 2018	Closed	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #92LD1 Interests	Series #92LD1	1992 Lancia Delta Integrale Evo "Martini 5"	$165,000	December 7, 2018	December 26, 2018	Closed	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #94DV1 Interests	Series #94DV1	1994 Dodge Viper RT/10	$57,500	December 11, 2018	December 26, 2018	Closed	• The offering closed, and the purchase option was exercised. All obligations under the Purchase Option Agreement and other obligations repaid with the proceeds of the Offering
Total	17 Series		$2,829,700

Please see Note H, Subsequent Events for additional details on closings of offerings after December 31, 2018.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The consolidated financial statements include the accounts of RSE Collection, LLC and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, custody, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings. Except in the case of the Custody Fee, which is being paid from the proceeds of the offerings for the respective Series’, except in the case of Series #77LE1 (closed in 2017), Series #69BM1, Series #88LJ1, Series #85FT1, Series #55PS1, (all of which closed in 2018) where no custody agreement was in place at the time of the closing of the Series’ offering and as such no Custody Fee became due. Total Custody Fees were $15,000 during the year ended December 31, 2018.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the years ended December 31, 2018 and 2017 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular automobile include storage, insurance, transportation (other than the initial transportation from the automobiles location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other automobile specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company.

Upon closing of an offering, a Series becomes responsible for these Operating Expenses and finances them either through revenues generated by a Series or available cash reserves at the Series. Should revenues or cash reserves not be sufficient to cover Operating Expenses the Manager may, but is not required to, (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series at a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligations”), or (c) cause additional Interests to be sold in order to cover such additional amounts.

During the year ended December 31, 2018, the Manager had incurred $19,878 of pre-closing Operating Expenses vs. $22,618 during the year ended December 31, 2017. Since these expenses are incurred prior to the offering’s closing, they are borne by the Manager and not reimbursed. The unreimbursed expenses are accounted for as a capital contribution to the Company.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the year ended December 31, 2018 vs. December 31, 2017, the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

Operating Expenses
Applicable Series	Automobile	12/31/2018	12/31/2017
Series #77LE1	1977 Lotus Esprit S1	$ 3,707	$ 3,117
Series #69BM1	1969 Boss 302 Mustang	3,473	-
Series #85FT1	1985 Ferrari Testarossa	4,173	-
Series #88LJ1	1988 Lamborghini Jalpa	2,868	-
Series #55PS1	1955 Porsche Speedster	3,680	-
Series #95BL1	1995 BMW M3 Lightweight	1,768	-
Series #89PS1	1989 Porsche 911 Speedster	790	-
Series #90FM1	1990 Ford Mustang 7Up Edition	1,176	-
Series #83FB1	1983 Ferrari 512 BBi	1,831	-
Series #98DV1	1998 Dodge Viper GTS-R	799	-
Series #06FS1	2006 Ferrari F430 Spider	879	-
Series #93XJ1	1993 Jaguar XJ220	540	-
Series #02AX1	2002 Acura NSX-T	403	-
Series #99LE1	1999 Lotus Esprit Sport 350	215	-
Series #91MV1	1991 Mitsubishi 3000VT GR4	183	-
Series #92LD1	1992 Lancia Delta Martini 5 Evo	23	-
Series #94DV1	1994 Dodge Viper RT/10	79	-
RSE Collection		19,878	22,618
Total Operating Expenses		$ 46,465	$ 25,735

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that these expenses for the year ended December 31, 2018 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series.

6.Capital Assets:

Automobile assets are recorded at cost. The cost of the automobile includes the purchase price, including any deposits for the automobiles funded by the Manager and “Acquisition Expenses,” which include transportation of the automobile to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats automobile assets as collectible and therefore the Company will not depreciate or amortize the collectible automobile assets going forward. The collectible automobiles are considered long-lived assets

F-26

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible automobile assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible automobile assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired automobile after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet.

The Company, through loans from the Manager, officers of the Manager and third-parties invested in collectible automobile assets. The total investment in collectible automobile assets was $5,384,780 from inception of the Company in August of 2016 through December 31, 2018.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but may be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Acquisition Expenses are capitalized into the cost of the automobile as per the table below.

Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions. For the year ended December 31, 2018, $48,106 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible automobiles and other acquisition related expenses were incurred vs. $24,040 for the year ended December 31, 2017, bringing the total Acquisition Expenses to $74,796 since the inception of the Company in August of 2016.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(1)Offering for Series Interests closed at December 31, 2018 and Underlying Asset owned by applicable Series.

(2)At December 31, 2018 owned by RSE Collection, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

F-28

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Operating Loss for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2018, the following offerings for Series Interests had closed:

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

RSE Collection, LLC, as the master series of the Company intends to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) per membership interest will be computed by dividing net income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

Other than Series #77LE1, which is not separately disclosed, none of the Series of the Company had closing offerings for the year ended December 31, 2017, and as such there is no earnings (loss) per membership interest to report.

As of the year ended December 31, 2018, 16 Series, excluding Series #77LE1, had closed offerings and the losses per membership interest for each Series were as follows:

Earnings (Loss) Per Membership Interest (EPMI)
Applicable Series	Automobile	Net Loss	Membership Interests	EPMI	2018
Series #69BM1	1969 Boss 302 Mustang	$ (3,473)	2,000	($1.74)	($1.74)
Series #85FT1	1985 Ferrari Testarossa	(4,173)	2,000	(2.09)	(2.09)
Series #88LJ1	1988 Lamborghini Jalpa	(2,868)	2,000	(1.43)	(1.43)
Series #55PS1	1955 Porsche Speedster	(3,680)	2,000	(1.84)	(1.84)
Series #95BL1	1995 BMW M3 Lightweight	(1,768)	2,000	(0.88)	(0.88)
Series #89PS1	1989 Porsche 911 Speedster	(790)	2,000	(0.40)	(0.40)
Series #90FM1	1990 Ford Mustang 7Up Edition	(1,176)	2,000	(0.59)	(0.59)
Series #83FB1	1983 Ferrari 512 BBi	(1,831)	5,000	(0.37)	(0.37)
Series #98DV1	1998 Dodge Viper GTS-R	(799)	2,000	(0.40)	(0.40)
Series #06FS1	2006 Ferrari F430 Spider	(879)	5,000	(0.18)	(0.18)
Series #93XJ1	1993 Jaguar XJ220	(540)	5,000	(0.11)	(0.11)
Series #02AX1	2002 Acura NSX-T	(403)	2,000	(0.20)	(0.20)
Series #99LE1	1999 Lotus Esprit Sport 350	(215)	2,000	(0.11)	(0.11)
Series #91MV1	1991 Mitsubishi 3000VT GR4	(183)	2,000	(0.09)	(0.09)
Series #92LD1	1992 Lancia Delta Martini 5 Evo	(23)	3,000	(0.01)	(0.01)
Series #94DV1	1994 Dodge Viper RT/10	(79)	2,000	(0.04)	(0.04)

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers.

Officer and Affiliate Loans

Individual officers and affiliates of the Manager have made loans to the Company to facilitate the purchase of collectible automobiles prior to the closing of a Series’ offering.  Each of the loans and related interest have been paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager and the Broker and their respective affiliates, from the proceeds of a closed offering, the automobiles was transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another automobile.

The table below indicates the timing of the loans made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Related Party Transactions: Officer and Affiliate Loans
Loan	Series	Principal	Accrued Interest	Status	Loan Date	Annual Interest Rate	Offering Closed Date
Loan 1	#77LE1	$ 69,400	$ 241	Repaid from proceeds	10/3/2016	0.66%	4/13/2017
Loan 2	#69BM1	97,395	821	Repaid from proceeds	10/31/2016	0.66%	2/9/2018
Loan 4	#85FT1	47,500	401	Repaid from proceeds	6/1/2017	1.18%	2/16/2018
Loan 3	#88LJ1	119,676	1,126	Repaid from proceeds	11/23/2016	0.68%	4/12/2018
Loan 5	#55PS1	20,000	228	Repaid from proceeds	7/1/2017	1.22%	6/6/2018
Loan 6	#55PS1	100,000	550	Repaid from proceeds	2/15/2018	1.81%	6/6/2018
Loan 7	#93XJ1	25,000	336	Repaid from proceeds	3/2/2018	1.96%	11/7/2018
Loan 8	#95BL1	10,000	60	Repaid from proceeds	3/30/2018	1.96%	7/12/2018
Loan 9	#93XJ1	145,000	4,767	Repaid from proceeds	3/2/2018	10.00%	7/1/2018
Loan 10	#98DV1	80,000	513	Repaid from proceeds	6/28/2018	2.34%	10/6/2018
Loan 11	#02AX1	100,000	481	Repaid from proceeds	9/21/2018	2.51%	11/30/2018
Loan 12	#99LE1	62,100	243	Repaid from proceeds	10/9/2018	2.55%	12/4/2018
Additional		1,900	-	Repaid additional amount outstanding			6/6/2018
Amounts repaid as of 12/31/2018		$ (877,971)	$ (9,767)
Balance 12/31/2018		$ -	$ -

Note: $1,900 additional loan not related to a specific Underlying Asset, originally intended for additional Underlying Asset acquisitions, but repaid.

Note: Principal not including $205,000 and accrued interest not including $309 related to the J.J. Best third-party loan.

As of December 31, 2018, no loans were outstanding to either officers or affiliates of the Manager.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE D €EBT

In addition to loans from officers or affiliates of the Manager, the Company from time to time will receive loans from third-party lenders for the purposes of financing automobile acquisitions or acquisition related expenses.

As of December 31, 2018, no debt was outstanding to any third-party lenders.

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular automobile asset and Operating Expenses related to the management of such automobile assets.

Fees and expenses related to the purchase of an underlying automobile asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying automobile assets or the number of automobiles, as stated in the Manager’s allocation policy and as reasonably determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology by Category

Revenue: Revenues from the anticipated commercialization of the collection of automobiles will be allocated amongst the Series whose underlying automobiles are part of the commercialization events, based on the value of the underlying automobile assets. No revenues have been generated to date.

Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series. For the offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was in place prior to the close of the offerings, and as such, no Custody Fee was due at the time of closing. Should a Custody Fee become applicable for these offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent offerings, the Custody Fee will be paid for from the proceeds of the offering.

Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

Insurance: based on the premium rate allocated by value of the Underlying Assets

Storage: based on the number of Underlying Assets

NOTE F - DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series and revenue to the Manager.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2018, no distributions or management fees were paid by the Company or in respect of any Series.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE G €00 INCOME TAX

As of December 31, 2018, each individual Series has elected to be treated as a corporation for tax purposes.

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates for each year is shown below. RSE Collection has elected to be treated as a partnership; thus, year ended December 31, 2018 and 2017 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

Year Ended December 31, 2018:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #77LE1	$ (3,707)	$ 3,707	$ -
Series #69BM1	(3,473)	3,473	-
Series #85FT1	(4,173)	4,173	-
Series #88LJ1	(2,868)	2,868	-
Series #55PS1	(3,680)	3,680	-
Series #95BL1	(1,768)	1,768	-
Series #89PS1	(790)	790	-
Series #90FM1	(1,176)	1,176	-
Series #83FB1	(1,831)	1,831	-
Series #98DV1	(799)	799	-
Series #06FS1	(879)	879	-
Series #93XJ1	(540)	540	-
Series #02AX1	(403)	403	-
Series #99LE1	(215)	215	-
Series #91MV1	(183)	183	-
Series #92LD1	(23)	23	-
Series #94DV1	(79)	79	-
Total	$ (26,587)	$ 26,587	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Year Ended December 31, 2017:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #77LE1	$ (3,117)	$ 3,117	$ -

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE G € INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2018, consisting of net operating losses, were as follows:

Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #77LE1	$ (6,824)	$ 6,824	$ -
Series #69BM1	(3,473)	3,473	-
Series #85FT1	(4,173)	4,173	-
Series #88LJ1	(2,868)	2,868	-
Series #55PS1	(3,680)	3,680	-
Series #95BL1	(1,768)	1,768	-
Series #89PS1	(790)	790	-
Series #90FM1	(1,176)	1,176	-
Series #83FB1	(1,831)	1,831	-
Series #98DV1	(799)	799	-
Series #06FS1	(879)	879	-
Series #93XJ1	(540)	540	-
Series #02AX1	(403)	403	-
Series #99LE1	(215)	215	-
Series #91MV1	(183)	183	-
Series #92LD1	(23)	23	-
Series #94DV1	(79)	79	-
Total	$ (29,704)	$ 29,704	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

F-36

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE H - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed after the date of the financial statements through April 30, 2019.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #72MC1 Interest	Series #72MC1	1972 Mazda Cosmo Sport Series II	$124,500	December 28,2018	January 4,2019	Closed

• Purchase Option Agreement to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on 11/05/2018
• $124,500 Offering closed on 01/04/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 40% of Interests

Series #00FM1 Interest	Series #00FM1	2000 Ford Mustang Cobra R	49,500	December 21, 2018	January 4, 2019	Sold

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for Series Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series

Series #06FG1 Interest	Series #06FG1	2006 Ford GT	$320,000	December 14, 2018	January 8, 2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds

Series #11BM1 Interest	Series #11BM1	2011 BMW 1M	$84,000	January 8, 2019	January 25, 2019	Closed

• Purchase Option Agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

Series #80LC1 Interest	Series #80LC1	1980 Lamborghini Countach LP400 S Turbo	$635,000	January 17, 2019	February 8, 2019	Closed

• Purchase Option Agreement to acquire a majority equity stake (92.5%) in Underlying Asset entered on 08/01/2018 for a total cash consideration of $562,375 which valued the Underlying Asset at $610,000
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 7.50% of Interests

Series #02BZ1 Interest	Series #02BZ1	2002 BMW Z8	$195,000	January 6, 2019	February 8, 2019	Closed

• Purchase Agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/14/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds

Series #88BM1 Interest	Series #88BM1	1988 BMW E30 M3	$141,000	January 11, 2019	February 25, 2019	Closed

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds

Series #63CC1 Interest	Series #63CC1	1963 Chevrolet Corvette Split Window	$126,000	March 8, 2019	March 18, 2019	Closed

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE H - SUBSEQUENT EVENTS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #76PT1 Interest	Series #76PT1	1976 Porsche 911 Turbo Carrera	$189,900	March 15, 2019	March 22, 2019	Closed

• Acquired the Underlying Asset for $179,065 on 11/27/2018 financed through a non-interest-bearing payment from the Manager

• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds

Series #75RA1 Interest	Series #75RA1	1975 Renault Alpine A110 1300	$84,000	March 29, 2019	April 9, 2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/23/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #65AG1 Interest	Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$178,500	April 5, 2019	April 16, 2019	Closed

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #93FS1 Interest	Series #93FS1	1993 Ferrari 348TS Serie Speciale	$137,500	April 12, 2019	April 22, 2019	Closed

• Purchase Option Agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019

• Down-payment of $10,000 on 01/19/2019 and final payment of 120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager

• $137,500 Offering closed on 04/22/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

Series #90MM1 Interest	Series #90MM1	1990 Mazda Miata MX-5	$26,600	April 17, 2019	April 26, 2019	Closed

• Purchase Option Agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

Series #61JE1 Interest	Series #61JE1	1961 Jaguar E-Type	$246,000	April 19, 2019	April 26, 2019	Closed

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On March 20, 2019, the Company received an unsolicited take-over offer for Series Ford Mustang Cobra R, the Underlying Asset for Series #00FM1, in the amount of $60,000. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series Ford Mustang Cobra R. The purchase and sale agreement was executed on April 15, 2019.

Asset Commercialization and Facilities

As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City. No revenues have been generated through the showroom as of the date of this filing.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Third Amended and Restated Operating Agreement

Exhibit 3.1 – Series Designation for Series #77LE1 (1)

Exhibit 3.2 – Amended and Restated Series Designation for Series #69BM1 (1)

Exhibit 3.3 – Series Designation for Series #88LJ1 (3)

Exhibit 3.4 – Series Designation for Series #85FT1 (3)

Exhibit 3.5 – Series Designation for Series #55PS1 (3)

Exhibit 3.6 – Amended and Restated Series Designation for Series #83FB1 (7)

Exhibit 3.7 – Amended and Restated Series Designation for Series #93XJ1 (7)

Exhibit 3.8 – Series Designation for Series #95BL1 (6)

Exhibit 3.9 – Series Designation for Series #90FM1 (7)

Exhibit 3.10 – Series Designation for Series #89PS1 (7)

Exhibit 3.11 – Series Designation for Series #98DV1 (8)

Exhibit 3.12 – Series Designation for Series #80LC1 (8)

Exhibit 3.13 – Series Designation for Series #72FG1 (8)

Exhibit 3.14 – Series Designation for Series #06FS1 (9)

Exhibit 3.15 – Series Designation for Series #94DV1 (9)

Exhibit 3.16 – Amended and Restated Series Designation for Series #91MV1 (10)

Exhibit 3.17 – Series Designation for Series #02AX1 (9)

Exhibit 3.18 – Series Designation for Series #92LD1 (9)

Exhibit 3.19 – Series Designation for Series #99LE1 (9)

Exhibit 3.20 – Series Designation for Series #91GS1 (9)

Exhibit 3.21 – Series Designation for Series #99FG1 (9)

Exhibit 3.22 – Series Designation for Series #88PT1 (9)

Exhibit 3.23 – Second Amended and Restated Series Designation for Series #90ME1 (13)

Exhibit 3.24 – Series Designation for Series #82AB1 (9)

Exhibit 3.25 – Series Designation for Series #00FM1 (10)

Exhibit 3.26 – Series Designation for Series #94LD1 (10)

Exhibit 3.27 – Series Designation for Series #02BZ1 (10)

Exhibit 3.28 – Series Designation for Series #88BM1 (10)

Exhibit 3.29 – Series Designation for Series #11BM1 (10)

Exhibit 3.30 – Series Designation for Series #03PG1 (10)

Exhibit 3.31 – Series Designation for Series #06FG1 (10)

Exhibit 3.32 – Series Designation for Series #72MC1 (10)

Exhibit 3.33 – Amended and Restated Series Designation for Series #65AG1 (13)

Exhibit 3.34 – Series Designation for Series #76PT1 (11)

Exhibit 3.35 – Series Designation for Series #63CC1 (11)

Exhibit 3.36 – Series Designation for Series #65FM1 (11)

Exhibit 3.37 – Series Designation for Series #61MG1 (11)

Exhibit 3.38 – Amended and Restated Series Designation for Series #82AV1 (13)

Exhibit 3.39 – Series Designation for Series #91DP1 (11)

Exhibit 3.40 – Series Designation for Series #61JE1 (12)

Exhibit 3.41 – Amended and Restated Series Designation for Series #75RA1 (13)

Exhibit 3.42 – Series Designation for Series #93FS1 (12)

Exhibit 3.43 – Amended and Restated Series Designation for Series #90MM1 (13)

Exhibit 3.44 – Series Designation for Series #87FF1 (12)

Exhibit 3.45 – Series Designation for Series #12MM1 (12)

Exhibit 4.39 – Standard Form of Subscription Agreement (12)

Exhibit 6.75 – Standard Form of Asset Management Agreement (13)

Exhibit 8.1 – Form of Escrow Agreement (1)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

III-1

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to the Company’s Form 1-A POS filed with the Commission on August 21, 2017

(4)Previously filed as an Exhibit to Amendment 2 to the Company’s Form 1-A POS filed with the Commission on December 18, 2017

(5)Previously filed as an Exhibit to Amendment 4 to the Company’s Form 1-A POS filed with the Commission on February 20, 2018

(6)Previously filed as an Exhibit to Amendment 5 to the Company’s Form 1-A POS filed with the Commission on May 11, 2018

(7)Previously filed as an Exhibit to Amendment 6 to the Company’s Form 1-A POS filed with the Commission on June 22, 2018

(8)Previously filed as an Exhibit to Amendment 7 to the Company’s Form 1-A POS filed with the Commission on August 24, 2018

(9)Previously filed as an Exhibit to Amendment 8 to the Company’s Form 1-A POS filed with the Commission on October 15, 2018

(10)Previously filed as an Exhibit to Amendment 10 to the Company’s Form 1-A POS filed with the Commission on November 16, 2018

(11)Previously filed as an Exhibit to Amendment 11 to the Company’s Form 1-A POS filed with the Commission on December 19, 2018

(12)Previously filed as an Exhibit to Amendment 12 to the Company’s Form 1-A POS filed with the Commission on January 31, 2019

(13)Previously filed as an Exhibit to Amendment 13 to the Company’s Form 1-A POS filed with the Commission on February 25, 2019

(13)

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	April 30, 2019

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	April 30, 2019
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	April 30, 2019